                                                                EXHIBIT 2.1


                          RECAPITALIZATION AGREEMENT

                                 BY AND AMONG

                          BAIN CAPITAL FUND V, L.P.
                         BAIN CAPITAL FUND V-B, L.P.
                               BCIP ASSOCIATES
                         BCIP TRUST ASSOCIATES, L.P.

                           COLLECTIVELY, PURCHASER,


                            TORAY INDUSTRIES, INC.

                                     AND

                       TORAY INDUSTRIES (AMERICA), INC.

                                     AND

                             SHIMADZU CORPORATION

                            COLLECTIVELY, SELLERS

                                     AND

                              THERMA-WAVE, INC.

                               RELATING TO THE
                               CAPITAL STOCK OF

                              THERMA-WAVE, INC.

                           DATED DECEMBER 18, 1996

                              TABLE OF CONTENTS

                                                             Page

1.  Definitions..............................................   3

2.  Sale of Shares; Purchase Price...........................  11

3.  Representations and Warranties of Sellers................  14

        (a)  Organization and Good Standing..................  14
        (b)  Ownership of Shares and Execution of
        Agreement............................................  14

4.  Representations and Warranties of Company................  15

        (a)  Organization and Good Standing..................  15
        (b)  Capitalization..................................  16
        (c)  Subsidiaries....................................  17
        (d)  Financial Statements............................  19
        (e)  No Undisclosed Liabilities......................  20
        (f)  No Material Adverse Change; No Dividends........  21
        (g)  Taxes...........................................  22
        (h)  Patents, Trademarks and Copyrights..............  25
        (i)  Real Property; Leases of Real Property..........  27
        (j)  Permits; Compliance with Laws...................  28
        (k)  Insurance.......................................  29
        (l)  Material Contracts..............................  29
        (m)  Title to Properties; Absence of Encumbrances....  32
        (n)  Restrictions....................................  33
        (o)  Litigation; Consents............................  33
        (p)  Environmental Matters...........................  34
        (q)  Collective Bargaining Agreements and Labor......  35
        (r)  ERISA...........................................  36
        (s)  Affiliate Transactions..........................  37
        (t)  Closing Date....................................  37

5.  Representations and Warranties of Purchaser..............  38

        (a)  Organization and Good Standing..................  38
        (b)  Restrictions....................................  38
        (c)  Litigation; Consents............................  39
        (d)  Execution and Effect of Agreement...............  39
        (e)  Investment Representation.......................  39
        (f)  Sources of Information..........................  40
        (g)  New Common Stock and Preferred Stock............  40
        (h)  Hart-Scott-Rodino...............................  41

6.  Covenants of Company and Sellers.........................  41

        (a)  Representations and Warranties..................  41
        (b)  Access to Documents; Opportunity to Ask
             Questions.......................................  42
        (c)  Maintenance of Insurance........................  43
        (d)  Conduct of Business.............................  43
        (e)  Consents; Conditions Precedent..................  45
        (f)  Japanese Ministry of Finance and
             Hart-Scott-Rodino Filings.......................  45
        (g)  Exclusivity.....................................  46
        (h)  Seller Covenants................................  47

7.  Covenants of Purchaser...................................  47

        (a)  Representations and Warranties..................  47
        (b)  Consents; Conditions Precedent..................  48
        (c)  Payment of Bank Debt; Cancellation of
             Guarantees......................................  48
        (d)  Purchaser Directors.............................  49
        (e)  Hart-Scott-Rodino Filings.......................  49

8.  Conditions Precedent to Purchaser's Obligation...........  49

9.  Conditions Precedent to Sellers' Obligation..............  52

10. Closing Date; Closing....................................  54

11.  No Brokers..............................................  58

12.  Survival of Representations and Warranties..............  59

13.  Indemnification of and by Purchaser and Limitation of
     Liability...............................................  60

14.  Tax Indemnification and Related Matters.................  67

15.  Non-Competition; Non-Solicitation.......................  72

16.  Specific Performance....................................  76

17.  Termination.............................................  77

18.  Further Assurances......................................  78

19.  Confidentiality; Press Releases.........................  78

20.  Notices.................................................  79

21.  Entire Agreement........................................  80

22.  Successors..............................................  81

23.  Section Headings........................................  81

24.  Applicable Law; Consent to Jurisdiction.................  81

25.  Transfer Taxes..........................................  82

26.  Expenses................................................  82

27.  Waiver of Jury Trial....................................  83

28.  Severability............................................  83

29.  Toray America Shares....................................  83

30.  Waiver of Claims........................................  83

31.  Lease Amendment.........................................  83

32.  Counterparts............................................  84

LIST OF SCHEDULES AND EXHIBITS


Schedules

1          Loan Agreements

4(b)       Seller Agreements

4(c)       Subsidiaries

4(d)       No Undisclosed Liabilities

4(f)       Dividends

4(g)       Tax Matters

4(h)       Patents, Trademarks and Copyrights

4(i)       Real Property and Material Leases

4(k)       Insurance Policies

4(l)       Material Contracts

4(m)       Encumbrances

4(n)       Restrictions

4(o)       Litigation

4(p)       Environmental Matters

4(q)       Collective Bargaining Agreements and Labor

4(r)       ERISA

4(s)       Affiliate Transactions

7(c)       Guarantees

Exhibits

A-1        Form of Opinion of In-House Counsel of Toray

A-2        Form of Opinion of In-House Counsel to Shimadzu

A-3        Form of Opinion of Counsel to Sellers and Company

B          Form of Opinion of Counsel to Purchaser

C          Form of Certificate of Amendment

D          Form of Registration Agreement

E          Form of Stockholders Agreement

                          RECAPITALIZATION AGREEMENT
                          --------------------------

          AGREEMENT made this 18th day of December, 1996, by and among each of the entities listed as a Purchaser on the signature pages hereof (collectively, "Purchaser"), Toray Industries, Inc., a Japanese corporation ("Toray"), Toray Industries (America), Inc., a New York corporation ("Toray America"), and Shimadzu Corporation, a Japanese corporation ("Shimadzu" and, together with Toray and Toray America, "Sellers"), and Therma-Wave, Inc., a Delaware corporation ("Company").

                             W I T N E S S E T H:

          WHEREAS, (i) Toray is the owner of 30,046,687 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Company, (ii) Toray America, a wholly-owned subsidiary of Toray, is the owner of 5,737,182 shares of Common Stock, and (iii) Shimadzu is the owner of 9,731,470 shares of Common Stock (the shares of Common Stock owned by Sellers are referred to collectively as the "Seller Shares"), which Seller Shares, as of the date hereof, constitute all of the issued and outstanding shares of capital stock of Company; and

          WHEREAS, Company desires to issue and sell to Purchaser or its designees, and Purchaser desires to purchase from Company, 8,135,003 shares of the Common Stock

(the "Purchaser Shares"), for the purchase price and upon the terms and conditions hereinafter set forth; and

          WHEREAS, Company desires to purchase from the Sellers, and the Sellers desire to sell to Company, 39,414,087 Seller Shares for the purchase price and upon the terms and conditions hereinafter set forth; and

          WHEREAS, immediately following the transactions referred to above
(i) Purchaser and its designees shall deliver to Company the Purchaser Shares, and Company shall issue to Purchaser and its designees in exchange therefor 8,490,567 shares of newly authorized and issued voting common-A stock of Company (the "Common-A Stock") and 943,396 shares of newly authorized and issued voting common-L Stock of Company (the "Common-L Stock" collectively with the Common-A Stock, the "New Common Stock"), and (ii) Sellers shall deliver to Company 6,101,252 shares of the Seller Shares, and Company shall issue to the Sellers in exchange therefor 509,433 shares of Common-A Stock, 56,604 shares of Common-L Stock and 750,000 shares of Preferred Stock (as hereinafter defined) upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. Definitions. (a) As used in this Agreement, the following terms shall have the indicated meanings, which meanings shall be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and plural forms of such terms.

          "Affiliate" of any particular Person shall mean any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Balance Sheet" shall mean the audited consolidated Balance Sheet of Company and its Subsidiaries as at March 31, 1996.

          "Balance Sheet Date" shall mean March 31, 1996.

          "Bank Debt" shall mean the loan agreements set forth on Schedule 1 hereto.

          "Best Efforts" shall mean commercially reasonable good faith efforts but shall in no event require the commencement of litigation against any third party or the payment of any fees or any other consideration to any third party.

          "Business Day" shall mean any weekday on which commercial banks in New York City are open. Any action, notice or right which is to be exercised or lapses on or by a given date which is not a Business Day may be taken, given or exercised, and shall not lapse, until the end of the next Business Day.

          "Certificate of Amendment" shall mean the Certificate of Amendment of Company's Certificate of Incorporation setting forth the terms of the New Common Stock and the Preferred Stock in the form of Exhibit C hereto.

          "Closing" has the meaning specified in Section 10(a) of this Agreement.

          "Closing Date" has the meaning specified in Section 10(a) of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common-A Stock" has the meaning specified in the recitals of this Agreement.

          "Common-L Stock" has the meaning specified in the recitals of this Agreement.

          "Common Stock" has the meaning specified in the first recital of this Agreement.

          "Company" has the meaning specified in the first paragraph of this Agreement.

          "Company Plans" has the meaning specified in Section 4(r)(i) of this Agreement.

          "Confidentiality Agreement" shall mean that certain letter agreement dated as of April 18, 1996 between Company and Bain Capital, Inc. with respect to, among other things, the treatment of confidential information regarding Company.

          "Encumbrances" shall mean any lien, security interest, mortgage, pledge, hypothecation, easement, conditional sale or other title retention agreement, restrictive covenant, right of use or occupancy of any party other than Company, option or other charge of any kind.

          "Environmental Laws" shall mean any federal, state, or local law or any common law, ordinance, regulation, order, permit or other legal requirements pertaining to the environment, natural resources or work place or public health or safety.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Financial Statements" shall mean (1) the audited consolidated balance sheets of Company and its Subsidiaries as at March 31, 1996 and April 2, 1995 and March 27, 1994 and the related audited consolidated Statements of

Operations and Cash Flows of Company and its Subsidiaries for the years ended March 31, 1996, April 2, 1995 and March 27, 1994, certified by Ernst & Young LLP and (2) the Latest Financial Statements.

          "Governmental Authority" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

          "Hart-Scott-Rodino Act" has the meaning specified in Section 5(h) of this Agreement.

          "Hazardous Materials" shall mean hazardous wastes as presently defined by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §609 et. seq., as amended, and regulations promulgated thereunder, hazardous substances as presently defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et. seq., as amended ("CERCLA" or "Superfund") and regulations promulgated thereunder and any other material substance or waste with respect to which liability or standards of conduct are imposed under any Environmental Laws.

          "HSR Notice" has the meaning specified in Section 5(h) of this Agreement.

          "Indebtedness" shall mean all obligations which arise from borrowed money or the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business).

          "Latest Balance Sheet" means the unaudited consolidated balance sheet of Company and its Subsidiaries as at September 30, 1996.

          "Latest Financial Statements" means the Latest Balance Sheet and the related unaudited consolidated statements of operations and cash flows of Company and its Subsidiaries for the six months then ended.

          "Lease" or "Leases" has the meaning specified in Section 4(i) of this Agreement.

          "Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets or financial condition of Company and its Subsidiaries taken as a whole.

          "Multiemployer Plan" has the meaning specified in Section 4(r)(i) of this Agreement.

          "New Common Stock" has the meaning specified in the recitals of this Agreement.

          "Permitted Encumbrance" shall mean (a) Encumbrances imposed by any Governmental Authority for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Company or its Subsidiaries in accordance with generally accepted accounting principles; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Encumbrances arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Company or its Subsidiaries in accordance with generally accepted accounting principles; (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;
(d) deposits to secure the performance of any or all of the following: bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions and other similar encumbrances on real property incurred in the ordinary course of business and encroachments (whether or not in the ordinary course of business) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business thereon; and (f) all the exceptions to title reflected in Schedule 4(m).

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means the 6% voting convertible preferred stock of Company having a mandatory redemption date of ten years plus one day from the date of issuance and having the terms set forth in the Certificate of Amendment.

          "Purchaser" has the meaning specified in the first paragraph of this Agreement.

          "Purchaser Shares" has the meaning specified in the recitals of this Agreement.

          "Registration Agreement" means the Registration Agreement, substantially in the form of Exhibit D hereto, to be entered into on the Closing Date among the Purchaser, each Seller and Company.

          "Seller New Common Stock" has the meaning specified in Section 2(c) of this Agreement.

          "Seller Purchase Price" has the meaning specified in Section 2(b) of this Agreement.

          "Seller Shares" has the meaning specified in the recitals of this Agreement.

          "Sellers" has the meaning specified in the first paragraph of this Agreement.

          "Shimadzu" has the meaning specified in the first paragraph of this Agreement.

          "Sobrato Lease" means the Lease, dated May 26, 1995, between Sobrato Interests, as landlord, and Company, as tenant.

          "Stockholders Agreement" means the Stockholders Agreement, substantially in the form of Exhibit E hereto, to be entered into on the Closing Date among the Purchaser, each Seller and Company.

          "Subsidiary" shall mean each corporation; partnership or other entity, fifty percent (50%) or more of the outstanding voting shares of which or other voting interests or equity interests in the case of a partnership are owned or controlled directly or indirectly by Company.

          "Tax" or "Taxes" means all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemploy-ment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, water, rent and sewer service charges, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

          "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

          "Toray" has the meaning specified in the first paragraph of this Agreement.

          "Toray America" has the meaning specified in the first paragraph of this Agreement.

          "WARN" shall mean the Workers Adjustment and Retraining Act of 1988 and any similar state or local plant closing law.

           The term "to Company's knowledge" shall mean to the actual knowledge of Allan Rosencwaig or Anthony W. Lin.

          2. Sale of Shares; Purchase Price. (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, Company hereby agrees to issue, sell and deliver to Purchaser and its designees, and

Purchaser hereby agrees to purchase (or to cause its designees to purchase) from Company, the Purchaser Shares (to be allocated among Purchasers and their designees as they may agree) for $20,000,000 (the "Company Purchase Price"), which amount shall be payable in U.S. dollars in immediately available funds, to the account specified in writing to Purchaser by Company on or prior to the Closing Date.

          (b) On the terms and subject to the conditions set forth in this Agreement, at the Closing, Company hereby agrees to purchase from Sellers, and Sellers hereby agree to sell to Company, 39,414,087 Seller Shares, for a total purchase price of $96,900,000 (the "Seller Purchase Price"), which amount shall be allocated $63,967,973 to Toray, $12,214,189 to Toray America and $20,717,838 to Shimadzu and shall be payable in U.S. dollars in immediately available funds, to the accounts specified by Sellers in writing to Company on or prior to the Closing Date.

          (c) Immediately following the transactions referred to in Sections 2(a) and (b) above, (i) Purchaser and its designees shall deliver to Company the Purchaser Shares, and Company shall issue to Purchaser in exchange therefor 8,490,567 shares of Common-A Stock and 943,396 shares of Common-L Stock (to be allocated among Purchasers and their designees as they may agree), which shares shall represent, upon consummation of the transactions contemplated by this Agreement, approximately 63% of the fully-diluted New Common Stock (including any warrants, options, or other equity securities convertible into New Common Stock), and (ii) Sellers shall deliver to Company 6,101,252 Seller Shares, and Company shall issue to Sellers in exchange therefor 509,433 shares of Common-A Stock and 56,604 shares of Common-L Stock ("Seller New Common Stock"), which shares shall represent, upon consummation of the transactions contemplated by this Agreement, approximately 3.79% of the fully-diluted New Common Stock (including any warrants, options or other equity securities convertible or exchangeable into New Common Stock) and shall have an initial aggregate valuation of $1,200,000, and 750,000 shares of the Preferred Stock, which shall have an aggregate liquidation and redemption value of $13,800,000 and be convertible into approximately 5% of the fully-diluted New Common Stock (including any warrants, options or other equity securities convertible or exchangeable into New Common Stock). Such Common-A Stock, Common-L Stock and Preferred Stock shall be allocated 336,299, 37,367 and 495,108 to Toray, 64,214, 7,135 and 94,537 to
Toray America and 108,920, 12,102 and 160,355 to Shimadzu, respectively, and shall be duly registered in the names specified by Sellers to Company in writing prior to the Closing Date.

          3. Representations and Warranties of Sellers. Each Seller hereby severally represents and warrants to Purchaser as to itself only as follows:

               (a) Organization and Good Standing. Such Seller (other than Toray America) is a corporation duly incorporated, validly existing and in good standing under the laws of Japan. Toray America is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

               (b) Ownership of Shares and Execution of Agreement. Each of Toray, Toray America and Shimadzu is the record and beneficial owner of 30,046,687, 5,737,182 and 9,731,470 shares of Common Stock, respectively, free and clear of any and all Encumbrances. Subject to the approval of its Board of Directors, such Seller has the corporate power and authority to enter into this Agreement and to sell, transfer, assign and deliver the Seller Shares owned by it as provided in this Agreement. Subject to the approval of its Board of Directors, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such

Seller. Subject to the approval of its Board of Directors, this Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms.

          4. Representations and Warranties of Company. Company hereby represents and warrants to Purchaser as follows (it being understood that the inclusion of any item on a schedule hereto shall not be deemed an acknowledgement that such item is (i) material, (ii) would be reasonably likely to result in a Material Adverse Effect, or (iii) is required to be disclosed under this Agreement and any information disclosed on any schedule shall be deemed disclosed for the purpose of all schedules hereto):

               (a) Organization and Good Standing. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own its properties and carry on its business as it is now being conducted. Company is duly qualified as a foreign corporation and is in good standing under the laws of (i) each jurisdiction in which it owns real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where a failure to be so qualified would have a Material Adverse Effect. The copies of Company's Certificate of Incorporation and By-Laws (together with all amendments thereto) which have been previously delivered or made available to Purchaser are complete and correct.

               (b) Capitalization. (i) The authorized capital stock of Company consists of 50,000,000 shares of Common Stock, of which 45,515,339 shares are outstanding as of the date hereof. All of the outstanding shares of Common Stock of Company have been validly issued and are fully paid and non-assessable. No shares of capital stock are held by Company as treasury stock. Other than as provided in this Agreement, there is no option, warrant, call, commitment or other security or agreement of any kind to which Company is a party requiring, there is no agreement to grant or issue any option, warrant or other security to which Company is a party requiring, and there are no convertible or exchangeable securities of Company outstanding which upon conversion or exchange would require, the issuance of any shares of capital stock of Company or other securities convertible or exchangeable into shares of capital stock or any debt or equity security of Company of any kind or containing any profit participation features.

                    (ii) Company has no stock appreciation rights or phantom stock plans. Other than as provided in this Agreement, Company has no obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or warrants, options or other rights to acquire its capital stock. There are no statutory or, to the knowledge of Company, contractual stockholders preemptive rights or rights of first refusal with respect to the issuance of Company's stock. There are no agreements other than as disclosed on Schedule 4(b) hereto among or by any Seller with respect to the voting or transfer of Company's capital stock or with respect to any other aspect of Company's affairs. Except as listed on Schedule 4(c) hereto, Company does not own or hold the right to acquire any shares of stock or any other security or interest in any other Person.

               (c) Subsidiaries. Company has no Subsidiaries, except as listed on Schedule 4(c) hereto. The authorized and outstanding capital stock or equity interests of each Subsidiary is as set forth on Schedule 4(c) hereto. All of such outstanding shares or equity interests have been validly issued and are fully paid, non-assessable and, except as set forth on Schedule 4(c), owned by Company or its Subsidiaries as indicated thereon, free and clear of any and all Encumbrances. No shares of capital stock are held by any Subsidiary as treasury stock. There is no option, warrant, call, commitment or other security or agreement of any kind to which any Subsidiary is a party requiring, there is no agreement to issue any option, warrant, or other security to which any Subsidiary is a party requiring, and there are no convertible or exchangeable securities of any Subsidiary outstanding which upon conversion or exchange would require, the issuance of any shares of capital stock or equity interests of any Subsidiary or other securities convertible or exchangeable into shares of capital stock or any other debt or equity security of any kind of any Subsidiary or containing any profit participation features. No Subsidiary of Company has any stock appreciation rights or phantom stock plans. No Subsidiary of Company has any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or warrants, options or other rights to acquire its capital stock. There are no statutory or, to the knowledge of Company, contractual stockholders preemptive rights or rights of first refusal with respect to the issuance of such Subsidiary's stock. There are no agreements among or by any stockholder of any Subsidiary of Company with respect to the voting or transfer of such Subsidiary's capital stock or with respect to any other aspect of such Subsidiary's affairs. No Subsidiary of Company owns or holds the right to acquire any shares of stock or any other security or interest in any other Person. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and has full corporate power and authority to own its properties and carry on its business as now being conducted. Each Subsidiary is duly qualified as a foreign corporation and is in good standing under the laws of (i) each jurisdiction in which it owns real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where a failure to be so qualified would have a Material Adverse Effect. The copies of each Subsidiary's Certificate or Articles of Incorporation and By-Laws (together with all amendments thereto) which have previously been delivered or made available to Purchaser are complete and correct.

               (d) Financial Statements. Company has delivered to Purchaser copies of the Financial Statements. Each of the Financial Statements is in accordance with the books and records of Company and its Subsidiaries, as of the dates and for the periods indicated, has been prepared in accordance with generally accepted accounting principles and in conformity with the practices consistently applied by Company in the immediately preceding fiscal periods, and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of Company and its Subsidiaries as at the dates and for the periods indicated and, subject, in the case of the Latest Financial Statements, to normal year-end audit adjustments and the absence of footnotes. Reference is made however to
Schedule 4(d) hereto.

               (e) No Undisclosed Liabilities. None of Company or its Subsidiaries has any liabilities or obligations (whether accrued, contingent, known or unknown, unliquidated or otherwise) arising out of or related to transactions entered into or action or inaction on the part of Company or its Subsidiaries on or prior to the date hereof (regardless of when any such liability or obligation is asserted), except (a) liabilities and obligations described on any schedule to this Agreement (to the extent that the relevance of such liability or obligation is reasonably apparent in the schedule in which such liability or obligation is disclosed), (b) liabilities and obligations to the extent specifically reflected and reserved against in the Balance Sheet or the Latest Balance Sheet, (c) liabilities and obligations which have arisen after September 30, 1996, in the ordinary course of business or otherwise in accordance with the terms of this Agreement and
(d) liabilities and obligations that are specifically addressed by any other representation and warranty of Company in this Agreement and which are not required to be disclosed pursuant to the terms thereof.

               (f) No Material Adverse Change; No Dividends. (i) Except as set forth on Schedule 4(f) hereto, since the Balance Sheet Date there has been no material adverse change in the business, operations, assets or financial condition of Company and its Subsidiaries taken as a whole. For purposes of this Section 4(f), no change shall be considered such a "material adverse change" if such change results from or arises out of circumstances affecting the semi-conductor capital equipment industry of Company and its Subsidiaries generally;

                    (ii) Since the Balance Sheet Date (a) no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock of Company nor have any such shares been repurchased or redeemed by Company, and (b) except as set forth on Schedule 4(f) hereto, no officer, director, stockholder or Affiliate of Company or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any Affiliate of any such Person has entered into any agreement or commitment or been a party to any transaction with Company or any of its Subsidiaries pursuant to which such Person or individual has received or is entitled to receive any payments (whether in the form of compensation or otherwise) other than normal compensation paid to officers in the ordinary course of business of Company and its Subsidiaries in accordance with their past custom and practice.

               (g) Taxes. (i) Except as set forth on Schedule 4(g) hereto, all Tax Returns required to be filed by or on behalf of Company or the Subsidiaries have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed and all such Tax Returns are true, correct and complete in all material respects. All Taxes owed by Company or the Subsidiaries, either directly, as part of a consolidated Tax Return, or otherwise, for all periods ended on or before the Balance Sheet Date, have been fully and timely paid or are adequately provided for on the Balance Sheet.

               (ii) Except as set forth on Schedule 4(g) hereto, (A) all deficiencies asserted in writing or assessments made as a result of any examinations by the Internal Revenue Service or any other Governmental Authority of the Tax Returns of or covering Company or the Subsidiaries have been fully paid, and there are no unpaid deficiencies asserted in writing or assessments made by any taxing authority against Company or the Subsidiaries and (B) except for taxable periods for which the statutes of limitation have already expired, no waivers of statutes of limitations have been given or requested with respect to Company or the Subsidiaries in connection with any Tax Returns covering Company or the Subsidiaries.

               (iii) Except as set forth on Schedule 4(g) hereto, neither Company nor the Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or the Subsidiaries.

                (iv) Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

                 (v) Except as set forth on Schedule 4(g) hereto, no property owned by Company or the Subsidiaries (A) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) constitutes "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code or (C) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code.

               (vi) Except as either set forth on Schedule 4(g) hereto, neither Company nor any of the Subsidiaries has ever been a member of an "affiliated group" within the meaning of Section 1504 of the Code or of any analogous combined, consolidated or unitary group defined under state, local or foreign law of which Company has not been the parent.

               (vii) Except as set forth on Schedule 4(g) hereto, no claim has ever been made in writing by a Governmental Authority in a jurisdiction where either Company or a Subsidiary does not file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction.

               (viii) Except as set forth on Schedule 4(g) hereto, neither Company nor any of the Subsidiaries have made any payments, or are or shall become obligated (under any contract entered into on or before the Closing
Date) to
make any payments, that shall be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law).

               (ix) Except as set forth on Schedule 4(g) hereto, neither Company nor any of the Subsidiaries will be required (A) as a result of a change in method of accounting for a taxable year ending on or prior to the Closing Date previously agreed to with the Internal Revenue Service or any other Governmental Authority, to include any adjustment in taxable income for any taxable year or portion thereof beginning after the Closing Date, (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year or portion thereof beginning after the Closing Date, or (C) as a result of any deferred intercompany gain described in Treasury Regulation Section 1.1502-13 or any excess loss account described in Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in taxable income for any taxable year or portion thereof beginning after the Closing Date.

               (h) Patents, Trademarks and Copyrights. Schedule 4(h) hereto contains a complete and correct list of software (other than software generally available with an annual license fee for less than $5,000), patents and patent applications; copyright applications and registrations and material unregistered copyrights; trademarks, trade names, service marks, internet domain names and registrations and applications for any of the foregoing owned or used by Company or a Subsidiary and each license or other agreement
relating thereto.   Except as set forth on Schedule 4(h) hereto, all right,
title and interest in and to each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth on Schedule 4(h) hereto, Company and each Subsidiary owns all right, title and interest in and to, or has a valid and enforceable license with respect to, free and clear of all Encumbrances, other than Permitted Encumbrances, all patents, patent applications, trademarks, trade names, service marks, copyrights, mask works, and registrations, applications and renewals for any of the foregoing, trade secrets and confidential information (including, but not limited to know-how and formulas), computer software and other intellectual property rights necessary for the conduct of their respective businesses as now being conducted (collectively, the "Intellectual Property"). Except as set forth on Schedule 4(h) hereto, none of the Intellectual Property is invalid, unenforceable, misappropriates or conflicts with the rights of others, or, to Company's knowledge, has been infringed, misused or misappropriated by others. Except as set forth on
Schedule 4(h) hereto, since January 1, 1993, neither Company nor any Subsidiary has received any notices of and is not aware of any facts which indicate a likelihood of any infringement or misappropriation by or conflict
with any third party with respect to any Intellectual Property.   Except as
set forth on Schedule 4(h) hereto, neither Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third party nor received any notices that indicate a likelihood of the foregoing. There were no intentional misrepresentations or misstatements made or intentional failures to disclose material information during the prosecution of any Intellectual Property before the relevant intellectual property offices. The consummation of the transactions contemplated by this Agreement will not adversely affect Company's or any Subsidiary's right, title and interest in and to Intellectual Property.

                (i) Real Property; Leases of Real Property. Neither Company nor its Subsidiaries owns any real property. Schedule 4(i) hereto contains a complete and correct list of all leases, subleases, license agreements or other rights of possession or occupancy of real property to which Company or any Subsidiary is a party (as tenant, occupier or possessor) (each such lease or agreement, a "Lease" and collectively the "Leases"). All of the Leases are in full force and effect. Complete and correct copies of each Lease have been furnished or made available to Purchaser. Except as disclosed on Schedule 4(i) hereto, no consent is required of any landlord or other third party to any Lease to consummate the transactions contemplated hereby, and upon consummation of the transactions contemplated hereby, each Lease will continue to entitle Company or its Subsidiaries, as the case may be, to the use and possession of the real property specified in such Leases and for the purposes for which such real property is now being used by Company or its Subsidiaries, respectively. Except as set forth in such Schedule, neither (a) Company nor its Subsidiaries nor (b) to Company's knowledge, any landlord or other third party to any Lease, is in default beyond any applicable notice or grace period or has received written notice of default still outstanding on the date hereof under any Lease.

                (j) Permits; Compliance with Laws. Company and its Subsidiaries have all necessary permits, licenses and governmental authorizations required for the ownership or occupancy of their respective properties and assets and the carrying on of their respective business, except where the failure to have any such permit, license or governmental authorization would not be reasonably likely to result in a Material Adverse Effect. Company and its Subsidiaries are in compliance with all laws, except where such non-compliance would not be reasonably likely to result in a Material Adverse Effect.

               (k) Insurance. Schedule 4(k) hereto contains a complete and correct list of all policies of insurance of any kind or nature covering Company or its Subsidiaries, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, and such policies are in full force and effect. Complete and correct copies of each such policy have been furnished or made available to Purchaser.

               (l) Material Contracts. Except as listed in Schedule 4(l) hereto or any other schedule hereto, neither Company nor any Subsidiary is a party to any (i) contract not made in the ordinary course of business involving a payment to or by Company in excess of $50,000,

(ii) severance agreement or stay bonus or similar payment or other agreement with any employee of Company or any of its Subsidiaries entered into in contemplation of the transactions contemplated hereby; (iii) contract for the employment of any officer or employee; (iv) franchise, distributorship or sales agency agreement; (v) contract for the future purchase of materials, supplies, services, merchandise or equipment not capable of being fully performed or not terminable within a period of one year from the date hereof or in excess of normal operating requirements; (vi) agreement for the sale or lease of any of its assets other than in the ordinary course of business;
(vii) contract or commitment for capital expenditures; (viii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar agreement with respect to any of its real or personal property; (ix) lease of machinery or equipment involving annual payments in excess of $25,000; (x) agreement with a labor union or labor association; (xi) loan agreement, promissory note issued by it, guarantee, subordination or similar type of agreement; (xii) stock option, retirement, severance, pension, bonus, profit sharing, group insurance, medical or other fringe benefit plan or program providing employee benefits; (xiii) consulting agreement; (xiv) municipal or other governmental franchise agreements; (xv) agreement with a term of more than six (6) months which is not terminable by Company or any of its Subsidiaries upon more than thirty (30) days notice without penalty, (xvi) take or pay contracts; (xvii) warranty agreement with respect to its services rendered or its products sold or leased, other than those entered into in the ordinary course of business; (xviii) contract or group of related contracts (including customer orders) with the same party or group of affiliated parties the performance of which involves consideration in excess of $50,000 or, in the case of ordinary course customer orders, in excess of $250,000; or (xix) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world. Except as set forth in Schedule 4(l) hereto, Company and its Subsidiaries have performed all of the obligations required to be performed by them to date and are not in default, nor, to Company's knowledge, is any third party in default, under any of the agreements, leases, contracts or other documents to which they, or such third party, are a party listed on Schedule 4(l). Except as described in Schedule 4(l) hereto, no material supplier of Company or any Subsidiary has stated that it shall stop, or materially decrease the rate of, supplying materials, products or services to Company or any

Subsidiary. Except as described in Schedule 4(l) hereto, no material customer has stated that it shall cancel or defer any material orders or commitments for the purchase of materials, products or services, or materially decrease the rate of buying materials products or services from Company or any Subsidiary. A true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral agreements, contracts and agreements which are required to be disclosed on Schedule 4(l) hereto together with all amendments, waivers or other changes thereto have been furnished or made available to Purchaser or its counsel.

               (m) Title to Properties; Absence of Encumbrances. Company and its Subsidiaries have good and marketable title to or have a valid enforceable right to use all of their respective properties and assets used by them in the operation of the business of Company and its Subsidiaries as presently conducted by Company and its Subsidiaries, free and clear of any and all Encumbrances, except as set forth in Schedule 4(m) hereto and except for Permitted Encumbrances. Company and each of its Subsidiaries own, or have a valid agreement to use, all the assets necessary for the conduct of their respective businesses as presently conducted. There are no transitional services which are required from any Seller to operate the business of Company and its Subsidiaries as it is currently conducted.

               (n) Restrictions. Except as set forth in Schedules 4(i) or 4(n) hereto, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any (i) Lease or (ii) agreement required to be listed on Schedule 4(l) hereto, or, in either case, constitute a default thereunder, nor will it violate any of the provisions of their respective Certificates or Articles of Incorporation or By-Laws, or violate any judgment or decree by which they or Sellers are bound.

               (o) Litigation; Consents. Except as disclosed in Schedule 4(o) hereto, there is no action, suit, proceeding, formal governmental inquiry or investigation pending or, to Company's knowledge, threatened against or affecting Sellers, Company or its Subsidiaries which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby. Except as disclosed in Schedule 4(o) hereto, there is no action, suit, proceeding, formal governmental inquiry or investigation pending or, to Company's knowledge, threatened against or affecting Company or the Subsidiaries or pending or threatened by Company or any Subsidiaries against any third party. Except as set forth in Section 6(f) hereof, and except with respect to local governmental permits or licenses, no consent, approval or authorization of any Governmental Authority on the part of Sellers, Company or the Subsidiaries is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

               (p) Environmental Matters. Except as disclosed in Schedule 4(p) hereto, (i) the operations of Company and its Subsidiaries have complied and are in compliance with applicable Environmental Laws, (ii) neither Company nor its Subsidiaries is subject to any judicial or administrative investigation, claim, demand or proceeding relating to any violation of or liability under, any Environmental Law, (iii) neither Company nor its Subsidiaries has received any written notice from any Governmental Authority that it is or may be a potentially responsible party at any Superfund site, and (iv) neither Company nor any Subsidiary, since January 1, 1993, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Materials or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities under any Environmental Laws.

               (q) Collective Bargaining Agreements and Labor. (i) Except as set forth on Schedule 4(q), none of Company or the Subsidiaries is a party to any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements which pertain to employees of Company or the Subsidiaries.

          (ii) Except as set forth on Schedule 4(q), there are no pending strikes, work stoppages, slowdowns, lockouts, arbitrations or other labor disputes against Company or the Subsidiaries.

          (iii) Except as set forth on Schedule 4(q), there are no pending or, to Company's knowledge, threatened complaints, charges or claims against Company or the Subsidiaries filed with any public or Governmental Authority, arbitrator or court based upon the employment or termination of employment by Company or the Subsidiaries of any individual.

          (iv) Except as set forth on Schedule 4(q), Company and the Subsidiaries are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

               (r) ERISA. (i) Schedule 4(r) sets forth all material "employee benefit plans", as defined in Section 3(3) of ERISA, maintained by Company and the Subsidiaries or to which Company and the Subsidiaries contributed or are obligated to contribute thereunder for current or former employees of Company and the Subsidiaries, including all plans covering employees outside of the United States (the "Company Plans"). Schedule 4(r) separately identifies each Company Plan which is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan").

          (ii) True, correct and complete copies of the following documents, with respect to each of Company Plans (other than the Multiemployer Plans), have been made available or delivered to Purchaser by Company: (A) any plans and related trust documents, and amendments thereto; (B) the most recent Forms 5500; (C) the last IRS determination letter, if applicable; and (D) summary plan descriptions.

          (iii) Company Plans intended to qualify under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of Company Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

          (iv) Company Plans have been maintained in accordance with their terms and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable federal, state and foreign laws and regulations.

          (s) Affiliate Transactions. Except as set forth on Schedule 4(s), no officer, director, stockholder or Affiliate of Company or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any Affiliate of any such Person is a party to any agreement, commitment or transaction with Company or any of its Subsidiaries or has any interest in any property used by Company or any of its Subsidiaries.

          (t) Closing Date. The representations and warranties of Company and its Subsidiaries contained in this Section 4 shall be true and correct in all material respects on the date of the Closing as though then made, except
(i) for those given as of a particular date, which shall be true and correct in all material respects as of such date, (ii) for changes therein permitted or contemplated hereby or (iii) as disclosed in writing to Purchaser by Company prior to the Closing.

            5. Representations and Warranties of Purchaser. Each Purchaser, jointly and severally, hereby represents and warrants to Sellers and Company as follows:

               (a) Organization and Good Standing. Each Purchaser is a limited partnership or general partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, as set forth beneath its name on the signature pages hereof, and has full partnership power and authority to own its properties and carry on its business as it is now being conducted.

               (b) Restrictions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any terms of any agreement to which each Purchaser is a party, except for such conflicts and breaches that in the aggregate would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement, nor will it violate any of the provisions of such Purchaser's partnership agreement or, if applicable, certificate of limited partnership.

               (c) Litigation; Consents. There is no action, suit, proceeding or, to such Purchaser's knowledge, formal governmental inquiry or investigation pending against Purchaser which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby, and, except as set forth in Section 7(c) hereof, no consent, approval or authorization of any Governmental Authority on the part of Purchaser is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

               (d) Execution and Effect of Agreement. Each Purchaser has the corporate power and authority to enter into this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of each Purchaser. This Agreement has been duly executed and delivered by each Purchaser and constitutes the legal, valid and binding obligation of each Purchaser, enforceable against it in accordance with its terms.

               (e) Investment Representation. Each Purchaser possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder. Each Purchaser is acquiring the Purchaser Shares and the New Common Stock for its own account, for investment purposes only and not with a view to the distribution thereof. Each Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.

               (f) Sources of Information. Each Purchaser acknowledges that it has conducted its own investigation of the business and affairs of Company and the Subsidiaries, that the Purchaser Shares and the New Common Stock have not been registered under the Securities Act of 1933, as amended, or any state securities or "Blue Sky" laws; and that it has received all the information that it requested from Sellers and Company concerning Company and the Subsidiaries.

               (g) New Common Stock and Preferred Stock. Assuming the accuracy of the representations and warranties of Sellers and Company contained herein, (i) at Closing, Company will not have outstanding any equity securities (or rights to acquire equity securities) other than the New Common Stock and Preferred Stock (or options or warrants to acquire the New Common Stock), (ii) all of the Seller New Common Stock and Preferred Stock, when issued, shall be duly authorized, validly issued, fully paid and nonassessable, and (iii) the issuance and delivery to Sellers of the Seller New Common Stock and Preferred Stock as provided in this Agreement will convey to Sellers good and marketable title to such Seller New Common Stock and Preferred Stock, free and clear of any and all Encumbrances.

               (h) Hart-Scott-Rodino. Unless Purchaser gives written notice (the "HSR Notice") to Sellers prior to the Closing that Purchaser intends to make all required filings with the Federal Trade Commission and the U.S. Department of Justice-Antitrust Division pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), after giving effect to the transactions contemplated by this Agreement, no individual Purchaser, together with all entities controlling, controlled by or under common control with such Purchaser (as "control" is defined by 16 CFR
Section 801.1(b)), will hold (as "hold" is defined by 16 CFR Section 801.1(c)) either voting securities of Company valued in excess of $15,000,000 or 50% or more of the voting securities of Company.

          6. Covenants of Company, Sellers and Toray. Company hereby covenants and agrees (except for subsections (f) and (h) below), and Sellers hereby covenant and agree with respect to subsections (e), (f), (g) and (h) below, and

Toray hereby covenants and agrees with respect to subsection (i) below, that:

               (a) Representations and Warranties. From and after the date hereof and until the Closing Date, Company will not and will not permit its Subsidiaries to take any action which would cause any of the representations and warranties made by it in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except for changes permitted or contemplated hereby.

               (b) Access to Documents; Opportunity to Ask Questions. From and after the date hereof and until the Closing Date, Company and the Subsidiaries shall make available for inspection by Purchaser or its representatives, upon reasonable advance notice and during normal business hours, Company's and the Subsidiaries' corporate records, books of account, contracts and all other documents reasonably requested by Purchaser, its managerial employees, counsel and auditors in order to permit Purchaser and such representatives to make reasonable inspection and examination of the business and affairs of Company and the Subsidiaries. Company shall further cause the managerial employees, counsel and regular independent certified public accountants of Company and the Subsidiaries to be available upon reasonable advance notice to answer questions of Purchaser's representatives concerning the business and affairs of Company and the Subsidiaries and shall further cause them to make available all relevant books and records in connection with such inspection and examination.

               (c) Maintenance of Insurance. From and after the date hereof and until the Closing Date, Company shall, and shall cause its Subsidiaries to, use their Best Efforts to maintain in full force and effect all of their presently existing insurance coverage, or insurance comparable to such existing coverage.

               (d) Conduct of Business. From and after the date hereof and until the Closing Date, Company shall conduct its business and cause the business of its Subsidiaries to be conducted in the ordinary course, consistent with the present conduct of their business. During such period of time, except upon the prior written consent of Purchaser, Company or the Subsidiaries shall not: (i) amend its Certificate or Articles of Incorporation or By-Laws, except as contemplated hereby, including the filing of the Certificate of Amendment with the Secretary of State of Delaware, (ii) issue any additional shares of capital stock or issue, sell or grant any option or right to acquire or otherwise dispose of or commit to dispose of any of its authorized but unissued capital stock, (iii) declare or pay any dividends or make any other distribution in cash or property on Company's capital stock, (iv) repurchase or redeem any shares of Company's capital stock, (v) enter into any employment agreement or become liable for any bonus, profit-sharing or incentive payment to any of its officers or directors, except pursuant to presently existing plans, arrangements or agreements disclosed herein or in a schedule hereto or in the ordinary course of business, (vi) mortgage, pledge, or otherwise encumber any part of its assets, tangible or intangible, except Permitted Encumbrances, (vii) sell, transfer or acquire any properties or assets, tangible or intangible, other than in the ordinary course of business, (viii) make any material changes in its customary method of operations, including marketing and pricing policies and maintenance of business premises, fixtures, furniture and equipment, (ix) modify, amend or cancel any of its existing leases or cancel any indebtedness or waive any claims or rights or enter into any contracts, agreements, leases or understandings, other than in the ordinary course, or enter into any loan agreements or incur or assume any liabilities or obligations or guarantee such liabilities or obligations or incur indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business,
(x) enter into any collective bargaining agreement, (xi) merge or consolidate with any corporation, acquire control of, or acquire any capital stock or other securities of, any other corporation or business entity, (xii) enter into any agreement or commitment or become party to any transaction with any officer, director, employee, stockholder or Affiliate of Company or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any Affiliate of such Person other than normal compensation paid to officers and employees in the ordinary course of business of Company and its Subsidiaries in accordance with their past custom and practice, (xiii) enter into any agreement which would be required to be disclosed on Schedule 4(l) or take any steps incident to or in furtherance of any such actions whether by entering into an agreement providing therefor or otherwise.

               (e) Consents; Conditions Precedent. From and after the date hereof and until the Closing Date, Company shall use its Best Efforts to obtain the consents of those parties indicated on Schedules 4(i) and 4(n) in connection with the transactions contemplated hereby and to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.

               (f) Japanese Ministry of Finance and Hart-Scott-Rodino Filings. Toray and Shimadzu shall make all required filings as promptly as possible with the Japanese Ministry of Finance in connection with the consummation of the transactions contemplated hereby. If Purchaser delivers to Sellers the HSR Notice, Toray and Company shall make all required filings as promptly as possible with the Federal Trade Commission and the U.S. Department of Justice - Antitrust Division pursuant to the Hart-Scott-Rodino Act, and shall cooperate with Purchaser in connection with such filings.

               (g) Exclusivity. None of Company, Sellers or any of their respective Subsidiaries, Affiliates, representatives, officers, employees, directors or agents shall, directly or indirectly, (i) submit, solicit, initiate or encourage any proposal or offer from any person or enter into any agreement or accept any offer relating to any (a) reorganization, liquidation, dissolution or recapitalization of Company or any of its Subsidiaries, (b) merger or consolidation involving Company or any of its Subsidiaries, (c) purchase or sale of any assets or capital stock (other than a purchase or sale of inventory and related items in the ordinary course of business consistent with past custom and practice) of Company or any of its

Subsidiaries or (d) similar transaction or business combination involving Company or any of its Subsidiaries or the assets of any of them (each of the foregoing described in clauses (a) through (d), a "Company Transaction") or
(ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek to do any of the foregoing. Company and each Seller agree to notify Purchaser promptly if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction.

               (h) Seller Covenants. Sellers shall cause the members of Company's Board of Directors to resign (or be removed) effective as of the Closing Date and shall cause Purchaser's nominees for director to be elected to Company's Board of Directors effective as of the Closing Date. Sellers shall cause the Certificate of Amendment to be filed with the Secretary of State of Delaware.

               (i) Toray Covenant. Toray shall pay $1,000,000 to Company on the Closing Date if the conditions set forth in Section 9(c) hereof relating to the Sobrato Lease have been satisfied; provided that Company has not terminated the option under the Sobrato Lease referred to in Section 7(c) hereof prior to the closing hereunder.

          7. Covenants of Purchaser. Purchaser hereby covenants and agrees that:

               (a) Representations and Warranties. From and after the date hereof and until the Closing Date, Purchaser will not take any action which would cause any of the representations and warranties made by it in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

               (b) Consents; Conditions Precedent. From and after the date hereof and until the Closing Date, Purchaser shall use its Best Efforts to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.

               (c) Payment of Bank Debt; Cancellation of Guarantees. Subject to satisfaction of Section 8(g) hereof, Purchaser shall, simultaneously with the Closing, cause Company to pay all amounts owing under its Bank Debt on the Closing Date and terminate all agreements in connection therewith pursuant to which any Seller has any obligations or liability, including, without limitation, any guarantees thereof. Subject to satisfaction of Section 8(g) hereof, Purchaser shall (i) arrange for a letter of credit in the amount of $2,500,000 (as to which Company is the account party) to be delivered on the Closing Date to the landlord under the Sobrato Lease (the "Sobrato Landlord") as security for Company's obligations thereunder and (ii) cause Company to agree to amend the Sobrato Lease (x) to increase from $6,000 to $12,000 per month the additional rent paid to the Sobrato Landlord to preserve the option to lease an additional building pursuant to Section 1 of Exhibit D of the Sobrato Lease (the "Option Payments"), (y) to provide that Company shall begin making the Option Payments as of the Closing, and (z) to provide that the Monthly Base Rent pursuant to the Option Building Lease (each as defined in the Sobrato Lease) will be based on fair market value determined at the time the option is exercised.

               (d) Purchaser Directors. Purchaser shall, on the Closing Date, designate three or more individuals to become members of the Board of Directors of Company, and cause such designees, upon their election or appointment as directors, effective as of the Closing Date, to authorize Company to purchase the Seller Shares and issue the Seller New Common Stock and Preferred Stock as set forth in this Agreement.

               (e) Hart-Scott-Rodino Filings. If Purchaser delivers to Sellers the HSR Notice, Purchaser shall make all required filings as promptly as possible with the Federal

Trade Commission and the U.S. Department of Justice - Antitrust Division pursuant to the Hart-Scott-Rodino Act, and it shall cooperate with Sell ers and Company in connection with such filings.

          8. Conditions Precedent to Purchaser's Obligation. The obligation of Purchaser to consummate the transactions contemplated hereby on the Closing Date is, at the option of Purchaser, subject to the satisfaction of the following conditions:

               (a) Subject to Section 29 hereof, each of the representations and warranties of Sellers contained in Section 3 hereof and Company contained in Section 4 hereof qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of Sellers contained in Section 3 hereof and Company contained in Section 4 hereof not so qualified shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for those given as of a particular date, which for those so qualified shall be true and correct and for those not so qualified shall be true and correct in all material respects (which for purposes hereof shall mean in a manner which would not constitute a Material Adverse Effect) as of such date, and except for changes therein permitted or contemplated hereby; it being understood that as to representations and warranties requiring a list of contracts, contracts entered into after the date hereof without violating
Article 6 hereof shall be deemed a permitted change.

               (b) Sellers and Company shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by them between the date hereof and the Closing Date.

               (c) No action or proceeding shall have been instituted against Purchaser, Sellers, Company or any Subsidiary before any court or other governmental body, seeking to restrain or prohibit the consummation of the transactions contemplated hereby or to make the consummation of the transactions contemplated hereby illegal, which in the reasonable opinion of Purchaser makes it inadvisable to consummate such transactions.

               (d) Purchaser shall have received opinions of counsel for Toray and Shimadzu and of Weil, Gotshal & Manges LLP, counsel for Sellers and Company, each dated the Closing Date and each in form and substance reasonably satisfactory to Purchaser and its counsel, to the effect set forth in Exhibits A-1, A-2 and A-3 hereto, respectively.

               (e) Purchaser shall have received a certificate to the effect set forth in subsections (a) and (b) above, dated the Closing Date, signed by a duly authorized officer of each Seller and Company as to each such party's own representations, warranties and covenants.

               (f) Purchaser shall have received a certificate of a duly authorized officer of each Seller, dated the Closing Date, setting forth resolutions of the Board of Directors of each Seller authorizing the signing of this Agreement and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

               (g) Company shall have received the proceeds from its financing sources on terms satisfactory to Purchaser in an amount sufficient to consummate the transactions contemplated by this Agreement and to fund the continuing operations of Company and its Subsidiaries, it being understood that Company shall not obtain such financing pursuant to any offering of securities registered with the Securities and Exchange Commission, nor shall such financing be consummated prior to the Closing Date.

               (h) If Purchaser delivers to Sellers the HSR Notice, the waiting periods under the Hart-Scott-Rodino Act shall have expired.

          9. Conditions Precedent to Sellers' Obligation. The obligation of Sellers to consummate the transactions contemplated hereby on the Closing Date is, at the option of Sellers, subject to the satisfaction of the following conditions:

               (a) Each of the representations and warranties of Purchaser contained in Section 5 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for changes therein permitted or contemplated hereby.

               (b) Purchaser shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by Purchaser between the date hereof and the Closing Date, including, without limitation, the full payment of the Bank Debt and termination of guarantees thereof by Sellers.

               (c) The cancellation of (i) the guaranty of the Sobrato Lease listed on Schedule 7(c) hereof and (ii) the existing $750,000 letter of credit securing the Sobrato Lease.

               (d) No action or proceeding shall have been instituted against Purchaser, Sellers, Company or any

Subsidiary before any court or other governmental body, seeking to restrain or prohibit the consummation of the transactions contemplated hereby or to make the consummation of the transactions contemplated hereby illegal, which in the reasonable opinion of Sellers makes it inadvisable to consummate such transactions.

               (e) Sellers shall have received an opinion of Kirkland & Ellis, counsel for Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Sellers and their counsel, to the effect set forth in Exhibit B hereto.

               (f) Sellers shall have received a certificate to the effect set forth in subsections (a) and (b) above, dated the Closing Date, signed by a duly authorized partner of Purchaser.

               (g) Sellers shall have received a certificate of a duly authorized partner of Purchaser, dated the Closing Date, setting forth the required consent of the partners of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such consent was duly adopted and has not been rescinded or amended as of the Closing Date.

               (h) Sellers shall have received a solvency opinion and a valuation opinion, each in form and substance and from an independent firm or firms satisfactory to Sellers, stating that, after giving effect to the transactions contemplated by this Agreement, Company shall be solvent (as defined in applicable fraudulent conveyance statutes) and that the fair market value of the assets of Company exceeds its liabilities, respectively.

               (i) The requisite approval of the Japanese Ministry of Finance shall have been obtained and if Purchaser delivers to Sellers the HSR Notice, the waiting periods under the Hart-Scott-Rodino Act shall have expired.

               (j) Sellers shall have received the approval of their respective Boards of Directors of this Agreement and the transactions contemplated hereby; provided that if no Seller terminates this Agreement by December 27, 1996 pursuant to Section 17(c) hereof, this condition shall be deemed waived by Sellers.

          10. Closing Date; Closing. (a) Except as hereinafter provided, the closing hereunder (herein called the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, N.Y. 10153 at 10:00 A.M. on the date that is five (5) Business Days after each of the conditions precedent to the Closing shall have been satisfied or waived, but not later than May 31, 1997, unless otherwise mutually agreed to in writing by Purchaser and Sellers. The date of the Closing is referred to in this Agreement as the "Closing Date".

               (b) All proceedings to be taken and all documents to be executed and delivered by Sellers in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and its counsel. All proceedings to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Sellers and their counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

               (c) At the Closing, or immediately thereafter, as applicable, Sellers shall deliver, or shall cause to be delivered, to Purchaser (other than with respect to clause (i) below which shall be delivered to Company) the following:

                         (i)       Certificates representing the Seller
Shares, which certificates shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers executed in blank, and in proper form for transfer.

                         (ii)      Certificates representing the Purchaser
Shares duly registered in the names of each Purchaser as Purchaser shall designate to Company and Sellers prior to the Closing.

                         (iii)     Opinions of counsel for Sellers and
Company, each dated the Closing Date, setting forth the matters required pursuant to Section 8(d) hereof.

                         (iv)      The certificates signed by Sellers and
Company as referred to in Section 8(e) hereof.

                         (v)       The certified resolutions of the Boards of
Directors of Sellers referred to in Section 8(f) hereof.

                         (vi)      An incumbency certificate setting forth
the names of officers of each Seller who are authorized to execute this Agreement and all documents executed by Sellers pursuant hereto, together with their respective signatures, signed by a duly authorized officer of each Seller.

                         (vii)     A duly executed counterpart signature
page to the Registration Agreement.

                        (viii) A duly executed counterpart signature page to the Stockholders Agreement.

               (d) At the Closing Toray shall deliver to Company, by wire transfer of funds, $1,000,000, as provided in Section 6(i) hereof, if required thereby.

               (e) At the Closing, or immediately thereafter, as applicable, Purchaser shall deliver, or cause to be delivered, to Sellers (other than with respect to clause (i) below which shall be delivered to Company) the following:

                         (i)       A wire transfer of funds, in the aggregate
amount of Company Purchase Price, as provided in Section 2 hereof.

                         (ii)      A wire transfer of funds, in the aggregate
amount of the Seller Purchase Price, as provided in Section 2 hereof.

                         (iii)     An opinion of counsel for Purchaser,
dated the Closing Date, setting forth the matters required pursuant to Section 9(e) hereof.

                         (iv)      The certificate signed by a duly
authorized partner of Purchaser referred to in Section 9(f) hereof.

                         (v)       The certified consent of the partners of
Purchaser referred to in Section 9(g) hereof.

                         (vi)      An incumbency certificate setting forth the
names of partners of Purchaser who are authorized to execute this Agreement and all documents executed by

Purchaser pursuant hereto, together with their respective signatures, signed by a duly authorized partner of Purchaser.

                         (vii)     Evidence to the Sellers' satisfaction
that the Bank Debt has been fully repaid and any guaranties thereof by Sellers have been terminated.

                         (viii)    Certificates representing the Seller New
Common Stock and the Preferred Stock, duly registered in the names of each Seller.

                           (ix)    A duly executed counterpart signature page
to the Registration Agreement.

                            (x)    A duly executed counterpart signature page
to the Stockholders Agreement.

                           (xi)    The solvency and valuation opinions
referred to in Section 9(h) hereof.

          11. No Brokers. Sellers, Company and Purchaser represent to each other that they respectively have had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement, other than, in the case of Sellers, Goldman Sachs & Co and, in the case of Company, Antares International Partners, Inc. Sellers agree to indemnify and hold Purchaser harmless from and against any and all liability to which Purchaser may be subjected by reason of any broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of Sellers, except that the fees of Antares International Partners, Inc. in an amount not to exceed $800,000 shall be paid by Company. Purchaser agrees to indemnify and hold Sellers and Company harmless from and against any and all liability to which Sellers or Company may be subjected by reason of any broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of Purchaser.

          12. Survival of Representations and Warranties. The parties hereto agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than with respect to representations and warranties made pursuant to Sections 3(b), 4(b)(i), the first, third and fourth (as to transfer of stock) sentences of 4(b)(ii) and 4(f)(ii), which shall survive forever) shall terminate unless, within 18 months after the Closing Date (or, (A) in the case of any representation and warranty made pursuant to Section 4(g) which shall survive for the applicable statute of limitations, (B) in the case of any representation and warranty made pursuant to Section 4(h), which shall survive until the second anniversary of the Closing Date, (C) in the case of any representation and warranty made pursuant to Section 4(p), which shall survive until the third anniversary of the Closing Date and (D) in the case of the representation and warranty made pursuant to Section 4(t) where the subject matter of the breach is addressed by one of the representations and warranties referred to in (A), (B) or (C) above, the time limitation set forth in the relevant item of clause (A), (B) or (C) above shall control the survival of such representation), written notice of such claims is given to (i) Toray, in the case of its and Toray America's representations and warranties contained in Section 3 hereof, (ii) Shimadzu, in the case of its representations and warranties contained in Section 3 hereof, or (iii) Sellers in case of the representations and warranties contained in Sections 4 and 11 hereof, or such actions are commenced.

          13. Indemnification of and by Purchaser and Limitation of Liability. (a) Subject to the Closing hereunder and to the survival provisions set forth in Section 12 above and the limitations and requirements hereinafter contained in this Section 13, Toray and Shimadzu jointly agree to indemnify and hold Purchaser harmless from and against any and all liabilities, obligations, damages, deficiencies, judgments, costs and expenses, including reasonable attorney's fees incidental to the foregoing (collectively, the "Losses") resulting from any misrepresentation or breach of warranty by them (or in the case of Toray, Toray America) or Company (it being understood that neither Toray nor Shimadzu is indemnifying Purchaser hereunder for a breach of any representation or warranty by the other, but Toray is indemnifying for any such breach by Toray America) contained in this Agreement or any certificate delivered by it (or in the case of Toray, Toray America) or Company pursuant hereto or breach of any agreement or covenant on the part of itself (or in the case of Toray, Toray America) or Company under the terms of this Agreement (it being agreed that for purposes of the indemnity provided in this Section 13, the representations and warranties contained in Section 4(j) shall be read without regard to any standard of materiality). Notwithstanding the foregoing, the indemnification in this Section 13(a) shall not apply to breaches of representations or warranties contained in Section 4(g) or otherwise relating to a Loss with respect to Taxes, which shall be governed by Section 14 hereof.

               (b) From and after the Closing, Company agrees to indemnify and hold Sellers harmless from and against any and all Losses arising out of
(i) any Company Plan, except those which arise as a result of a breach of the representations contained in Sections 4(q) or (r) or to the extent caused by the actions of any Seller, and (ii) the severance of any employee of Company or the Subsidiaries on or after the Closing Date (including without any limitation any liabilities under or with respect to WARN). Company shall indemnify and hold Sellers harmless from and against any and all payments that any of them may have to make under any guaranty listed on Schedule 7(c) hereto which, for any reason, is not cancelled as of the Closing Date.

               (c) From and after the Closing, Company agrees to indemnify and hold Sellers harmless from and against any and all Losses arising under Environmental Laws now or hereafter in effect, and relating to, resulting from or based upon anything related to the property presently or formerly owned, leased or operated by Company or its Subsidiaries or any of their predecessors or the facilities or operations thereof, except for items constituting a breach of the representation contained in Section 4(p) hereof (collectively "Environmental Losses"). Except for any indemnity right under this Agreement, each of Sellers or Purchaser and Company waives any right (including, without limitation, any statutory right to recovery or contribution) it has or may have in the future against Sellers or Purchaser, as the case may be, in connection with any and all matters arising under Environmental Laws.

               (d)  Anything to the contrary herein notwithstanding, the
indemnifications by Sellers contained in subsections (a) above of this Section 13 and any and all liabilities and obligations of and causes of action against Sellers (or any one of them), and any recovery in respect thereof, arising out of or relating to this Agreement and the transactions contemplated hereby shall be effective only if, and to the extent that, the aggregate of such Losses indemnified against shall exceed $2,000,000, in which event such indemnification shall be effective with respect to all such Losses in excess of such amount, and shall be limited to an aggregate payment of no more than
$30,000,000.   Notwithstanding the foregoing, the provisions of this Section
13(d) shall not apply to Sellers' representations and warranties set forth in
Section 3(b), Section 4(b)(i),
the first, third and fourth (as to the transfer of stock) sentences of Section 4(b)(ii), Section 4(f)(ii), Section 14 (other than Section 14(a)(i)(y) as provided therein) or to Sellers' covenants contained in Section 15.

               (e) In the event that any legal proceedings shall be instituted or that any claim or demand shall be asserted by any person in respect of which payment may be sought by Purchaser from either Seller or by either Seller from Company under the provisions of this Section 13, regardless of the $2,000,000 minimum referred to in subsection (d) above, Purchaser or Sellers shall promptly cause written notice of the assertion of any claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party, which notice in the case of Sellers shall be forwarded to both Sellers, and subject to the following sentence the indemnifying party shall have the right, at its option and at its own expense, to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any Loss indemnified against hereunder; provided, however, that no settlement shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed; and provided further, that the indem-nified party may participate in any such proceeding with counsel of its choice and at its expense; it being understood that, subject to paragraph (d) above, the indemnifying party shall be responsible for fees and expense of the indemnified party during any period where the indemnifying party has failed to assume control of the defense. Notwithstanding the foregoing, in the event that any proceeding shall be initiated or any claim or demand shall be asserted against Purchaser other than a proceeding, claim or demand solely for money damages, Purchaser shall have the right, at its option and at Sellers' sole expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand; provided, however, that no settlement shall be made by Purchaser in respect of such proceeding, claim or demand without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. The defense and control of any indemnification claim against Sellers shall be, as between Sellers, handled and controlled mutually by them.

               After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or Purchaser and Sellers or if applicable, Company, shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by Sellers or Company hereunder, as the case may be, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by it pursuant to this Agreement with respect to such matter, and the indemnifying party shall be required to pay all of the sums so owing to the indemnified party within ten (10) days after the date of such notice. It is expressly agreed that Sellers may satisfy any payment obligations they may have pursuant to the terms of this Section 13, at their option, by the delivery to an indemnified party of any combination of cash, shares of Preferred Stock (each such share to be valued at its liquidation value plus any accrued and unpaid dividends thereon) and shares of Seller New Common Stock (with each share of Common-L Stock to be valued at $19.080 and each share of Common-A Stock to be valued at $0.2356).

               (f) Notwithstanding anything contained herein to the contrary, the indemnities provided for in Section 13(a) hereof shall exist with respect to any Loss whether or not the actual amount of which shall have been ascertained prior to the conclusion of the applicable survival period following the Closing Date referred to in Section 12 hereof, so long as written notice shall have been given to Sellers by Purchaser prior to the conclusion of said applicable period of the matter as to which indemnification has been asserted.

               (g) Any indemnity payments otherwise due and payable under Sections 11, 13 and 14 hereof shall be decreased to the extent of any reduction of Tax liability realized by an indemnified party (which, in the case of Purchaser, includes Company) by reason of payment of an indemnifiable Loss as and when such reduction in Tax liability is realized.

               (h) Any payments under Sections 11, 13 and 14 hereof shall be treated by the parties hereto for federal, state, local and foreign income Tax purposes as a purchase price adjustment, except to the extent that another treatment is required by law.

          14.      Tax Indemnification and Related Matters.  (a)     (i)
Toray and Shimadzu jointly agree to indemnify and hold harmless Company and Purchaser from and against any and all Losses with respect to (x) Taxes for all taxable periods

(or portions thereof) of the Company and its Subsidiaries ending on or prior to the Balance Sheet Date and (y) any breach of any representation or warranty contained in Section 4(g), in each case in excess of the reserves for Taxes on the Balance Sheet. The indemnity contained in clause (y) hereof shall be subject to the provisions of Section 13(d).

               (ii) Company agrees to indemnify and hold Sellers harmless from and against any and all Losses with respect to (x) Taxes for all taxable periods (or portions thereof) of Company and its Subsidiaries up to and including the Balance Sheet Date to the extent of the reserves for Taxes for such periods on the Balance Sheet and (y) Taxes for all taxable periods (or portions thereof) of Company and its Subsidiaries beginning after the Balance Sheet Date (except to the extent of a breach of any representation or warranty contained in Section 4(g) hereof).

          (c) Company agrees to assign and promptly remit (and to cause its Subsidiaries to assign and promptly remit) to Toray and Shimadzu all refunds (including interest thereon) received by Purchaser, Company, any Subsidiary or any affiliate thereof of any Taxes for which Toray and Shimadzu are responsible pursuant to this Agreement. Company agrees that, upon the request of Toray and Shimadzu,

Purchaser shall file, or cause Company or its Subsidiaries to file, a claim for refund for which Toray and Shimadzu are responsible pursuant to this Agreement.

          (d) (i) Company shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of Company or its Subsidiaries and/or their operations and assets after the Closing Date (taking into account applicable extensions) and shall pay or cause to be paid any Taxes shown to be due thereon.

               (ii) With respect to any Tax Return of Company or its Subsidiaries required to be filed by Company for a taxable period of Company or its Subsidiaries ending on or prior to the Balance Sheet Date, Company shall prepare such Tax Return in a manner consistent with past practices and shall provide copies of such Tax Returns (and supporting documentation) to Toray and Shimadzu at least thirty (30) Business Days prior to filing, along with a statement setting forth the amount of Tax shown on such Tax Return for which Toray and Shimadzu are responsible pursuant to Section 14(a)(i)(x) hereof (the "Statement"). Toray and Shimadzu shall have the right to review such Tax Return and the Statement prior to, and consent to, the filing of such Tax Return. Toray and Shimadzu (on the one hand) and Company (on the other hand) agree to cooperate and resolve in good faith any issue arising as a result of the review of such Tax Return and the Statement and to mutually consent to the filing as promptly as possible of such Tax Return. In the event the parties are unable to resolve any dispute within ten days following the delivery of such Tax Return and the Statement, the parties shall jointly select a firm of independent accountants of nationally recognized standing (who shall not have any material relationship with Toray, Shimadzu, Company or Purchaser) mutually acceptable to Toray, Shimadzu and Company to resolve such dispute as promptly as possible. If the independent accountants are unable to make a determination with respect to a disputed issue within five (5) business days prior to the due date (including extensions) for the filing of such Tax Return, then Company may file such Tax Return on the due date (including extensions) therefor, without such determination having been made. Notwithstanding the filing of such Tax Return, the independent accountants shall make a determination with respect to any remaining disputed issue, and the amount of Taxes for which Toray and Shimadzu are responsible pursuant to Section 14(a)(i)(x) hereof shall be based upon the lower of (1) the Taxes shown on the Statement and (2) the determination of the independent accountants. The fees and expenses of such independent accountants shall be borne one-half by Company and one-half by Toray and Shimadzu. Not later than (x) five days before the due date for the payment of Taxes with respect to such Tax Return or (y) in the event of a dispute, five days after notice to Toray and Shimadzu of the resolution thereof, Toray and Shimadzu shall pay to Company an amount equal to the Taxes shown on the Statement or as otherwise agreed by Toray, Shimadzu and Company as being the responsibility of Toray and Shimadzu under Section 14(a)(i)(x) hereof, or in such notice, as the case may be.

          (e) Company shall promptly notify Toray and Shimadzu upon receipt by Company or its Subsidiaries or any affiliate thereof of written notice of any Tax audits or proposed assessments against Company or its Subsidiaries for taxable periods of Company or its Subsidiaries ending on or prior to the Balance Sheet Date or with respect to any Taxes for which Toray and Shimadzu are responsible hereunder. Toray and Shimadzu shall have the sole right to represent Company's or its Subsidiaries' interests in any Tax audit or administrative or court proceeding (1) relating to taxable periods of Company or its Subsidiaries ending on or prior to the Balance Sheet Date and (2) if and to the extent that such Tax audit or administrative or court proceeding involves Taxes for which Toray and Shimadzu are responsible hereunder and to employ counsel of its choice at its expense and to negotiate, settle or otherwise deal with the matters raised in such audit or proceeding; provided that Toray and Shimadzu shall not settle any claim without the prior written consent of Company, which consent will not be unreasonably withheld, if such settlement would have a material impact on Company for taxable periods beginning after the Balance Sheet Date. Company will cooperate fully with Toray and Shimadzu and its counsel in the defense against or compromise of any claim in any said audit or proceeding.

          (f)  Any claim for indemnity hereunder must be made prior to thirty
(30) days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including extensions).

          (g) All tax-sharing agreements or similar agreements with respect to or involving Company or the Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, Company and the Subsidiaries shall not be bound thereby or have any liability thereunder.

          15. Non-Competition; Non-Solicitation. As a condition precedent to Purchaser's obligation to enter into and perform its obligations under this Agreement, each Seller, on behalf of itself and its Affiliates, agrees that:

               (i) For a period of three (3) years after the Closing Date (the "Non-Competition Period"), neither such Seller nor its Affiliates shall, directly or indirectly, either for itself or for any other person, "participate", anywhere where Company and its Subsidiaries conduct business on the Closing Date, in the business of manufacturing, marketing or selling (x) measuring quipment used for material characterization (such as ion implantation monitoring or measurements on metal films) which is competitive with the products manufactured, marketed or sold by Company, (y) thin film measurement equipment which is competitive with the products manufactured, marketed or sold by Company, or (z) equipment which utilizes the Intellectual Property listed in Schedule 4(h) (the "Business"). Notwithstanding the foregoing, neither (A) the products manufactured or marketed by Toray and Shimadzu (1) pursuant to the Development License Agreement among them, Company and Therma-Wave (Japan) KK (the "Development License Agreement") or (2) pursuant to any other agreement between Toray or Shimadzu (on the one hand) and Company or any of its Subsidiaries (on the other hand) (including any New Development Agreements (as defined in the Development License Agreement)), (B) any products manufactured, marketed, sold or manufactured and marketed or sold by Toray or Shimadzu on the date hereof which do not utilize the Intellectual Property listed on Schedule 4(h), nor (C) any thin film measurement equipment now or hereafter marketed, sold or manufactured by Toray or Shimadzu which neither utilizes the Intellectual Property listed on Schedule 4(h) nor which are used in applications as to which Company's thin film measurement equipment is currently applied, shall be deemed part of the Business. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, independent contractor, consultant, franchisor, franchisee, licensor, creditor, owner or otherwise; provided, that the term "participate" shall not include ownership of less than 5% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Notwithstanding the foregoing, the Sellers and their Affiliates may use the Intellectual Property listed in Schedule 4(h) to the extent it is or becomes part of the public domain other than through breach of this Agreement or through the fault of such Seller or any of its Affiliates, and is used in products which are not competitive with products now manufactured by Company and does not constitute an infringement or misappropriation of Company's proprietary intellectual property rights.

               (ii) During the Non-Competition Period each Seller will not, and will not permit its Affiliates to, disclose, divulge or appropriate for their own use, or for the use of any third party, any secret or confidential information or knowledge obtained by such Seller or any of its Affiliates concerning the Business. This obligation of secrecy shall not apply to information that (i) is or becomes part of the public domain other than through breach of this Agreement or through the fault of such Seller or any of its Affiliates, (ii) is obtained from an unaffiliated source, which source has no obligation of secrecy to Purchaser, (iii) is required to be disclosed by law or government or order (but only to the extent so required) or (iv) is used as of the date of this Agreement by such Seller or any of its Affiliates in any other lines of business, other than the Business (but only to the extent so used).

               (iii) During the two-year period following the Closing Date, each Seller will not, and will not permit its Affiliates to, solicit the employment (in any capacity) of any employee of Company who is so employed on the Closing Date, other than Katsahiko Okada, without the prior written consent of Purchaser.

               (iv) If, at any time of enforcement of this Section 15, a court holds that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

               (v) Each Seller, on behalf of itself and its Affiliates, recognizes and affirms that in the event of breach of any of the provisions of this Section 15, money damages would be inadequate and Purchaser and its Affiliates would have no adequate remedy at law. Accordingly, each Seller, on behalf of itself and its Affiliates, agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such Seller's obligations under this Section 15 not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of Section 15 (including without limitation, the extension of the Non-Competition Period by a period equal to (i) the length of the violation of this

Section 15 plus (ii) the length of any court proceedings necessary to stop such violation). In the event of a breach or violation by any Seller of any of the provisions of this Section 15 the running of the Non-Competition Period (but not of such Seller's obligations under this Section 15) shall be tolled with respect to such Seller during the continuance of any actual breach or violation.

          16. Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under the Agreement, including, without limitation, their respective rights and obligations to sell and to purchase the Shares, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          17. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

               (a) At any time on or prior to the Closing Date, by the mutual consent in writing of Purchaser and Sellers; or

               (b) By either Purchaser or Sellers if the Closing shall not have occurred on or before May 31, 1997 (or such later date as may be agreed upon in writing by the parties hereto).

               (c) By any Seller on or prior to December 27, 1996 if the Board of Directors of each Seller has not approved this Agreement and the transactions contemplated hereby by such date.

          In the event that this Agreement shall be terminated pursuant to this Section 17, all further obligations of the parties under this Agreement (other than Sections 11, 19 and 26) shall terminate without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.

          18. Further Assurances. The parties hereto each agree to execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          19. Confidentiality; Press Releases. (a) As more specifically set forth in the Confidentiality Agreement,

Purchaser agrees to keep proprietary information regarding Sellers and, prior to the Closing, Company and the Subsidiaries confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to Purchaser's directors, officers, employees, lenders, representatives, and agents who are or may be involved with the transactions contemplated by this Agreement, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than Sellers or Company and (iii) to the extent disclosure is required by law, regulation or judicial order by any Governmental Authority.

               (b) Prior to any disclosure required by law, regulation or judicial order Purchaser shall advise Sellers and Company of such requirement so that they may seek a protective order.

               (c) Prior to Closing or thereafter, neither Purchaser nor Sellers shall make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of the other party or, if required by law, without prior consultation with the other party.

          20. Notices. Any notices or other communications required or permitted hereunder, shall be sufficiently given if in writing and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

          In the case of Purchaser:

               c/o Bain Capital, Inc.
               Two Copley Place
               Boston, Massachusetts  02116
               Attention:  Adam W. Kirsch
                           David Dominik
               Telecopy:   (617) 572-3274

          With a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attention:  Jeffrey C. Hammes, Esq.
                           Stephen L. Ritchie, Esq.
               Telecopy:   (312) 816-2200

          In the case of Toray, Toray America or Company:

               Toray Industries, Inc.
               8-1, Mihama 1-chome
               Urayasu, Chiba 279, Japan
               Attention:  Satoru Masuzaki
               Telecopy:   (0473)50-6043

          With a copy to Shimadzu and to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Ted S. Waksman, Esq.
               Telecopy:   212-310-8007

          In the case of Shimadzu:

               Shimadzu Corporation
               1, Nishinokyo-Kuwabaracho
               Nakagyo-ku, Kyoto 604, Japan
               Attention:  Soju Onose
               Telecopy:   (075)823-1115

          With a copy to Toray and Weil, Gotshal & Manges LLP.

          21. Entire Agreement. This Agreement and the Confidentiality Agreement represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

          22. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other parties hereto, except that Purchaser may assign this Agreement or any of its rights hereunder (i) to any of its Affiliates (provided Purchaser shall not be released from any of its obligations hereunder) or (ii) as collateral security to any of

Purchaser's or Company's financing sources which financing is incurred in connection with the transactions contemplated hereby. Sellers may transfer a portion of the Sellers' New Common Stock and Preferred Stock to be received by them hereunder to certain management employees of Company and Purchaser agrees to cooperate with Sellers in effectuating such transfer.

          23. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          24. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof relating to conflict of laws. The parties hereto agree to submit to personal jurisdiction and to waive any objection as to venue in the federal and state courts located in the County of New York, State of New York. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in Section 19 hereof. Nothing herein shall preclude any party from bringing suit or taking other legal action in any other jurisdiction.

          25. Transfer Taxes. Purchaser shall be liable for and shall pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto. Each party hereto hereby agrees to file all necessary documentation (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

          26. Expenses. Whether or not the transactions contemplated hereby are consummated, the parties hereto shall pay their own respective expenses in connection with the fulfillment of their obligations hereunder or otherwise, except that Company shall pay the expenses of Purchaser if the transactions contemplated hereby are consummated.

          27. Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

          28. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

          29. Toray America Shares. Prior to the Closing Date, Toray may acquire the shares of Common Stock owned by Toray America; provided that Toray transfers such shares to Company on the Closing Date in accordance with the terms of this Agreement.

          30. Waiver of Claims. If the Closing does not occur for any reason whatsoever, Purchaser acknowledges and agrees that Purchaser shall have no right to, and shall not, assert any claim against Company or Sellers for breach of any representations or warranties contained in this Agreement.

          31. Lease Amendment. Company covenants and agrees that for so long as Toray has any obligations under the guarantee of the Sobrato Lease listed on Schedule 7(c), it shall not assign or, in any manner that would adversely impact Toray or increase its exposure under such guarantee, extend the term of, or otherwise amend or modify the Sobrato Lease.

          32. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                    PURCHASER:
                    ----------
                    BAIN CAPITAL FUND V, L.P., A DELAWARE
                      LIMITED PARTNERSHIP

                    By:     Bain Capital Partners V, L.P.
                    Its:    General Partner

                    By:     Bain Capital Investors V, Inc.
                    Its:    General Partner



                    By:  /s/ ADAM KIRSCH
                         ---------------------------------
                    Its: MANAGING DIRECTOR
                         ---------------------------------

                    BAIN CAPITAL FUND V-B, L.P., A DELAWARE
                      LIMITED PARTNERSHIP

                    By:     Bain Capital Partners V, L.P.
                    Its:    General Partner

                    By:     Bain Capital Investors V, Inc.
                    Its:    General Partner



                    By:  /s/ ADAM KIRSCH
                         ---------------------------------
                    Its: MANAGING DIRECTOR
                         ---------------------------------

                    BCIP ASSOCIATES, A DELAWARE GENERAL
                      PARTNERSHIP



                    By:  /s/ ADAM KIRSCH
                         ---------------------------------
                         A General Partner

                    BCIP TRUST ASSOCIATES, L.P., A DELAWARE
                      LIMITED PARTNERSHIP



                    By:  /s/ ADAM KIRSCH
                         ---------------------------------
                         A General Partner


                    TORAY INDUSTRIES, INC.



                    By:  /s/ SATORU MASUZAKI
                         ---------------------------------
                    Its: DIRECTOR
                         ---------------------------------



                    TORAY INDUSTRIES (AMERICA), INC.



                    By:  /s/ [signature illegible]
                         ---------------------------------

                    Its: PRESIDENT
                         ---------------------------------


                    SHIMADZU CORPORATION



                    By:  /s/ [signature illegible]
                         ---------------------------------

                    Its: DIRECTOR
                         ---------------------------------


                    THERMA-WAVE, INC.



                    By:  /s/ ALLAN ROSENCWAIG
                         ---------------------------------

                    Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         -------------------------------------

                                                                Exhibit A-1

                            ____________ __ , 1996


                              FORM OF OPINION OF
                               COUNSEL OF TORAY
                               ----------------

Gentlemen:

          I am counsel to Toray Industries, Inc., a Japanese corporation ("Toray"), and have acted in that capacity in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Recapitalization Agreement by and among the entities listed therein as Purchaser (collectively, "Purchaser"), Toray, Toray Industries (America), Inc., Shimadzu Corporation and Therma-Wave, Inc. ("Company") relating to the capital stock of Company, dated _______, 1996 (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Toray, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of Toray and upon the representations and warranties of Toray contained in the Agreement.

          Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

          1. Toray is a corporation duly incorporated, validly existing and in good standing under the laws of Japan.

          2. Toray has the requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement and the consummation of the transactions contem-

                                    A-1-2
plated thereby have been duly authorized by all necessary corporate action on the part of Toray, and does not violate any of the provisions of Toray's Certificate of Incorporation or By-Laws or any judgment or decree to which Toray is bound of which I am aware.

            3. The Agreement has been duly executed and delivered by Toray.

            4. To my knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against Toray that relates to any of the transactions contemplated by the Agreement.

          The opinions expressed herein are limited to the laws of Japan, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          The opinions expressed herein and rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

                              Very truly yours,




                                    A-1-3

                                                                Exhibit A-2
                            ____________ __ , 1996


                              FORM OF OPINION OF
                             COUNSEL OF SHIMADZU
                             -------------------

Gentlemen:

          I am counsel to Shimadzu Corporation, a Japanese corporation ("Shimadzu"), and have acted in that capacity in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Recapitalization Agreement by and among the entities listed therein as Purchaser (collectively, "Purchaser"), Toray Industries, Inc., Toray Industries (America), Inc., Shimadzu and Therma-Wave, Inc.("Company") relating to the capital stock of Company, dated _______, 1996 (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Shimadzu, and have made such inquiries of such

                                    A-2-1
officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of Shimadzu and upon the representations and warranties of Shimadzu contained in the Agreement.

          Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

          1. Shimadzu is a corporation duly incorporated, validly existing and in good standing under the laws of Japan.

          2. Shimadzu has the requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Shimadzu, and does not

                                    A-2-2
violate any of the provisions of Shimadzu's Certificate of Incorporation or By-Laws or any judgment or decree to which Shimadzu is bound of which I am aware.

            3. The Agreement has been duly executed and delivered by Shimadzu.

            4. To my knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against Shimadzu that relates to any of the transactions contemplated by the Agreement.

          The opinions expressed herein are limited to the laws of Japan, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          The opinions expressed herein and rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

                              Very truly yours,




                                    A-2-3

                                                                Exhibits A-3
                            ____________ __, 1996


                     FORM OF OPINION OF COUNSEL TO SELLER
                                 AND COMPANY
                                 -----------

Gentlemen:

          We have acted as counsel to Toray Industries, Inc., a Japanese corporation ("Toray"), Toray Industries (America), Inc., a New York corporation ("Toray America"), Shimadzu Corporation, a Japanese corporation ("Shimadzu"), and Therma-Wave, Inc., a Delaware corporation ("Company"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Recapitalization Agreement by and among the entities listed therein as Purchaser (collectively, "Purchaser"), Toray, Toray America, Shimadzu and Company relating to the capital stock of Company, dated __________, 1996 (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and such corporate records, agreements, documents and other instruments, and such certificates or

                                    A-3-1
comparable documents of public officials and of officers and representatives of Sellers and Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Sellers and Company and upon the representations and warranties of Sellers and Company contained in the Agreement. We have also assumed (i) the due incorporation and valid existence of Toray and Shimadzu,
(ii) that each of Toray and Shimadzu has the requisite corporate power and authority to enter into and perform its obligations under the Agreement and
(iii) the due authorization, execution and delivery of the Agreement by Toray, Shimadzu and Purchaser.

                                    A-3-2

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. Each of Toray America and Company is a corporation duly incorporated, validly existing and in good standing under the laws of the states of New York and Delaware, respectively. Each of Toray America and Company has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted.

          2. Each of Toray America and Company has the requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby (i) have been duly authorized by all necessary corporate action on the part of Company; (ii) does not violate any of the provisions of Company's Certificate of Incorporation or By-Laws or any judgment or decree to which Company is bound of which we are aware; (iii) will not violate any New York, Delaware corporate or United States federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion) and (iv) do not require the consent or approval of or any filing with any New York, Delaware corporate or United States federal governmental

                                    A-3-3
authority (other than the filing of the Certificate of Amendment with the Delaware Secretary of State and other than pursuant to the Hart-Scott-Rodino Act and federal and state securities or blue sky laws, as to which we express no opinion).

          3. The Agreement constitutes the legal, valid and binding obligation of Sellers and Company, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), except no opinion is given as to the non-competition provisions thereof.

          4. Prior to the filing of the Certificate of Amendment, the authorized capital stock of Company consists of (i) 50,000,000 shares of Common Stock, of which 45,515,339 shares are outstanding. All of such outstanding shares of Common Stock of Company have been validly issued and are fully paid and non-assessable, and no shares of capital stock are held by Company as treasury stock.

                                    A-3-4

          5. Toray is the record owner of 30,046,687 Shares, Toray America is the record owner of 5,737,182 Shares, and Shimadzu is the record owner of 9,731,470 Shares.

          6. Delivery of the Shares to Company in accordance with the terms of the Agreement will convey to Company good title to the Shares, free and clear of any and all Encumbrances, assuming that Company acquires the Shares without notice of any adverse claim, as that term is used in Section 8-302 of the New York Uniform Commercial Code.

          7. To our knowledge, there is no litigation or proceeding or governmental investigation pending or overtly threatened against Sellers or Company that relates to any of the transactions contemplated by the Agreement.

          The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and United States federal laws, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. Notwithstanding anything to the contrary contained herein, we express no opinion as to whether the acquisition of the Shares by Company or the issuance of any shares of capital stock by Company pursuant to the Agreement has been duly authorized or complies with Delaware corporate law.

                                    A-3-5

          The opinions expressed herein and rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a govern-mental agency, quoted, cited or otherwise referred to without our prior written consent.

                              Very truly yours,




                                    A-3-6

                                                                Exhibit B

                   FORM OF OPINION OF COUNSEL TO PURCHASER
                   ---------------------------------------

          1. Purchaser is a limited partnership or general partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite partnership power and authority to own, lease and operate its properties and carry on its business as now being conducted.

          2. Purchaser has the requisite partnership power and authority to enter into the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby (i) have been duly authorized by all necessary partnership action on the part of Purchaser; (ii) does not violate any of the provisions of Purchaser's partnership agreement or, if applicable, certificate of limited partnership or any judgment or decree to which Purchaser is bound of which we are aware; (iii) will not violate any ________ or ________
partnership law or United Stated federal law or regulation (other than as to federal and state securities and blue sky laws, as to which we express no opinion); and (iv) do not require the consent or approval of or any filing with any ________ or ________ partnership or United States federal governmental authority (other than pursuant to the Hart-Scott-Rodino Act and federal and state securities and blue sky laws, as to which we express no opinion).

          3. The Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          4. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against Purchaser that relates to any of the transactions contemplated by the Agreement.

                                                                       Exhibit C

                                See Exhibit 2.1

                                                                       Exhibit D

                               See Exhibit 10.21

                                                                       Exhibit E

                               See Exhibit 10.11

                                                        Schedules to Exhibit 2.1


1 Loan Agreements


1. Term Loan Agreement, dated as of April 27, 1992, between Therma-Wave, Inc. and The Long-Term Credit Bank of Japan, Ltd.

2. Loan Agreement, dated as of April 27, 1992, between Therma-Wave, Inc. and The Sakura Bank, Limited.

3. Term Loan Agreement, dated as of April 30, 1992, between Therma-Wave, Inc. and Union Bank.

4. Loan Agreement, dated as of April 30, 1992, between Therma-Wave, Inc. and The Mitsubishi Bank, Ltd.

5. The Company also has a Line of Credit with each of the above four banks in the aggregate amount of $6,200,000.

4(b)  Agreement by or Among Sellers

        - Development License Agreement, dated June 16, 1992, among Therma-Wave, Inc. ("TWI"), Therma-Wave K.K.
                ("TWKK"), Toray Industries, Inc. ("Toray") and Shimadzu Corporation ("Shimadzu").

        - New Development Agreement, dated December 22, 1995, between TWI and Toray.

        - Toray and Shimadzu have provided guarantees for the loans to the Company listed on Schedule 1.

        - Toray has provided a guarantee to the landlord of the Company's principal executive offices in Fremont, California.

        - Agreement dated as of January 25, 1996 among Toray, TWI, Dr. Allan Rosencwaig, David L. Willenborg, Lee Smith, Anthony W. Lin, Jon Opsal and Clay Falkner.

        -       See also Section (ix) of Schedule 4(l)

4(c) Subsidiaries


                                Shares          Shares
          Name                Authorized     Outstanding
          ----                ----------     -----------
Therma-Wave Domestic
  International Sales Corp.     100,000          3,500
Therma-Wave, Ltd.                   100            100
Therma-Wave, (Japan) K.K.           120             30
Therma-Wave Foreign Sales Corp.     100            100

4(d) No Undisclosed Liabilities

          The Company's financial statements have been prepared in accordance with generally accepted accounting principles and in conformity with the practices consistently applied by the Company. The Company understands that the Purchaser may restate the goodwill and related accumulated amortization to comply with SEC financial reporting requirements, insofar as the SEC does not recognize "partial push-down accounting" nor normally accept goodwill amortization in excess of 7 years.

4(f) No Material Adverse Change; No Dividends


          The Company's backlog has decreased from a backlog of $56.9 million as of March 31, 1996 to $35.6 million as of October 31, 1996. The Company's backlog consists of only those orders that are scheduled to ship in the subsequent 6-month period. Recognition of any order with a shipment date outside of this 6-month window is deferred until the respective shipment date falls within the 6-month window. Any order in backlog that is rescheduled to ship outside of this 6-month window is debooked from backlog and its recognition is deferred until the new shipment date falls within the 6-month window.

In the ordinary course of business, officers receive payments other than normal compensation as follows:

  annual bonus payments, approved by the Board of Directors expense reimbursements expense advances long-term disability insurance reimbursement for Allan
    Rosencwaig
  Income tax services reimbursement for Allan Rosencwaig loans for the following employees in Korea & Taiwan

          Employee Name               Amount ($)
          -------------               ----------
          BAE, Joo-Eun                  3,896
          JANG, Won-Chel                5,000
          JUNG, Hyoung-Jin (1)         12,623
          JUNG, Hyoung-Jin (2)          8,000
          JUNG, Hyoung-Jin (3)          7,500
          JUNG, Hyo-Sang                5,000
          KIM, Jin-Oh                  20,000
          KIM, Jin Woogn               12,000
          KIM, Jang-Seok (1)           12,623
          KIM, Jang-Seok (2)            8,000
          LEE, Jong-Moon               18,000
          LEE, Tae-Hun (1)              3,896
          LEE, Tae-Hun (2)              5,000

          LEE, Yong-Wood                3,896
          LIM, Chae-Youl                3,896
          PARK, Keun-Seok               3,896
          PARK, Hogan                  35,455
          YOON, Jong Ho                35,455
          YOON, Young-Duck             27,500
                                     --------
                                     $231,636
                                     ========
See also Schedule 4(l).

4(g) Taxes


The State Board of Equalization has conducted their routine sales tax audit for the period January 1993 to March 1996. The Company provided a waiver of limitations consenting to an extension through October 31, 1996 for the audit of the period January to June, 1993, only.

Extensions have been filed as appropriate for the tax year ended March 31, 1996, and the tax returns have not been completed and filed.

4(h)  Patents, Trademarks and Copyrights

     Patent Litigation

     In July of 1994, the Company instituted a patent infringement action against Jenoptik AG, a Germany company, in the Federal District Court in Northern California. Jenoptik has begun manufacturing a device for inspecting materials using thermal wave technology which is similar in many respects to the Therma-Probe device sold by the Company. The principal market application for the two devices is the same, namely, the non-destructive monitoring of ion implant dosage levels in semiconductors.

     The Company believes that although the device sold by Jenopitik is not identical to the Therma-Probe, it nonetheless falls within the scope of some of the basic patents owned by the Company. The suit was initiated and is being prosecuted because the unrestricted sale of what are believed to be infringing products would likely have an impact on the market share enjoyed by the Company. If the suit is successful, the Company should be able to prevent Jenoptik from importing its device into the United States.

     As a defensive tactic, Jenoptik has countersued the Company alleging violations of the antitrust regulations.

     In February 1996, the Company initiated a patent infringement action against Jenoptik in Germany based on a corresponding German patent owned by the Company. If the infringement suit was successful in Germany, it is possible that Jenoptik would be prevented from manufacturing in Germany.

          As a defensive tactic, Jenoptik has filed a "nullity" action in Germany alleging that the German patent owned by the Company is not valid. The Company is contesting the nullity action.

          The above described litigation has been brought by the Company to enforce its proprietary rights against

Jenoptik. Therefore, the risk of loss to the Company is principally limited to Jenoptik's having unrestricted access to the market. It is conceivable that a settlement could be reached in the future which would allow Jenoptik to sell its devices in exchange for some form on royalty payments to the Company.

          In the course of preparing for the commercial release of the Opti-Probe, the Company reviewed a competitor's patent covering a format for displaying data on a screen which might be asserted as the basis for a claim or threatened claim against the Company. Although the Company does not believe that its screen display infringes the patent, it is the Company's position that the business of the Company would not be materially affected since the patent does not relate to the underlying technology of the Opti-Probe, but only relates to a particular screen format which could be easily changed.

Nanometrics
-----------

On October 31, 1996, the Company received a letter from Mr. Vincent J. Coates of Nanometrics offering to license its U.S. Patent No. Re. 34,783 for a Method for Determining Absolute Reflectance of a Material in the Ultraviolet Range. The Company first became aware of the original parent patent relating to RE 34,783 in June of 1994 based on a letter from Mr. Coates.

In July of 1995, the Company announced the development of a version of the Optiprobe with UV capability. Mr. Coates sent a follow up letter to the Company. The Company did not respond.

Sometime in the beginning of 1996, the Company began deliveries of Optiprobe models with UV capability. Roughly 20 units with this capability have been delivered to date.

Tencor
------

In the process of reviewing the above identified Nanometrics patent, a Tencor patent, No. 4,899,055, came to the attention of the Company. This patent includes claims related to the evaluation of thin films using UV light.

Lemelson
--------

In 1989, Jerome Lemelson (and his Licensee, Technivision Corporation), began seeking licenses from manufacturers for his "machine vision" patents, including Texas Instruments ("TI"), a customer of the Company.

The Company was notified by TI that Mr. Lemelson was asserting patent rights with respect to "machine vision". TI brought the issue to the attention of the Company to protect TI's rights of indemnification under TI's purchase agreement with the Company. In response thereto, the Company obtained an opinion from outside patent counsel that the Lemelson patents were invalid and unenforceable. Since that time, the Company was also contacted by Mictron and Motorola, two other customers of the Company, which received similar licensing offers from Mr. Lemelson.

Ford Motor Company was also contacted by Lemelson and, in response thereto, Ford Motor Company filed a declaratory judgement action in Reno, Nevada. In June of 1995, the Court in Reno held that the Lemelson machine patents were unenforceable because of Lemelson's undue delay in filing claims in his pending applications.

Rudolph Reissue
---------------

On August 27, 1991, Therma-Wave obtained U.S. Patent No. 5,042,951, relating to a high resolution ellipsometric apparatus. This patent covers a concept which has not yet been incorporated in any of the devices of the Company. The patented concept may be incorporated in a device in the future.

On November 24, 1992, U.S. Patent No. 5,166,752, was issued to Rudolph Research Corporation. This patent claims subject matter similar to that disclosed in Therma-Wave's '951 patent. The filing date of the Rudolph patent was four months after the filing date of the Therma-Wave '951 patent.

In order to obtain the claims in the Rudolph patent, Therma-Wave filed a reissue patent application on August 16, 1993. This reissue patent application "copied" the claims from the

Rudolph patent. The reissue application also included a request to provoke an interference with the Rudolph patent.

In a telephone conference with the Patent Examiner in 1995, the Examiner indicated that the Company's reissue application was acceptable and that it had been passed on to the Board of Patent Interferences.

4(i) Real Property and Leases


Lease with:                                     For:
-----------                                     ----

Sobrato Interests (Landlord), dated as          Headquarters facility at
of May 26, 1995                                 1250 Reliance Way, Fremont, CA

Mitsui Fudosan Co. (Landlord)                   Japan office at Atsugi
                                                IF Building, 3-9-15- Nakacho,
                                                Atsugi-shi, Kanagawa, 243 Japan

Mr. Chirg-Hsung Deu (Landlord)                  Taiwan office at 3F-1 No. 26,
                                                Chien-Gong Road, Hsin-Chu City,
                                                Taiwan R.O.C.

Ho-Young Lee (Landlord)                         Korean office on the 6th floor
                                                of the Dong-A Building, 1122-12
                                                Inkye-Dong, Paldal-Ku, Suwon,
                                                442-070 Korea

Frog Hollow Realty (Lessor),                    Massachusetts office in
dated as of March 1, 1993                       Chelmsford, MA

RMI-Palm Plaza (Landlord),                      Arizona office in Chandler, AZ
dated as
of September 20, 1995
(Requires Consent of Landlord)*

Telephone Real Estate Equity                    Texas office in Austin, TX
Trust (Landlord), dated as of
November 10, 1994

Arthur Grindle (Landlord),                      Florida office in Orlando, FL
dated as of February 2, 1996
(Requires Consent of Landlord)*

*Require consent of the landlord

4(k) Insurance Policies

Description                Policy #               Insurer
-----------                --------               -------

Business Package           MP 3012 48035 00       USF&G/Fidelity & Guaranty

Foreign Package            QD800 140-00           Kemper/Lumber-
                                                  mans Mutual

Transit/Ocean Cargo        R37701                 Mitsui Marine & Fire
                                                  Insurance Co.

Fiduciary Liability        81220455B              Federal Insurance

Key Man - A. Rosencwaig    40961849 (1/3)         Transamerica
                                                  Occidental

Key Man - Jon Opsal        1689143                First Colony
                                                  Life

Key Man - D. Willenborg    1691389                First Colony
                                                  Life

Medical Insurance          19262-0000             Kaiser

Medical Insurance (PPO)    63565                  Prudential

Medical Insurance (HMO)    63565                  Prudential

Long-Term Disability       0504024/001            UNUM

401(k) Trust               GA-47141               CG Trust

Flexible Benefit Plan                             Family Matters

Dental Insurance           7785-5555              Delta Dental

Vision Coverage            12-044724-001-001      VSP

                           (2044725A)

Life Insurance & AD&D      0504024/001            UNUM

Workers' Compensation      WC1800144909           California (CA)
                                                  Casualty

Workers' Compensation      3CE95189800            American (TX)
                                                  Manufacturers
                                                  Mutual

Workers' Compensation      3CE95135704            American (NM)
                                                  Manufacturers
                                                  Mutual

Workers' Compensation      3CE95135705            American
(AZ,MA,PA,VT,FL,CO,OR)                            Manufacturers
                                                  Mutual

Additional Coverages:

Flexible Benefit Plan                             Family Matters

Short Term Disability                             Various state,
                                                  or self

4(l) Material Contracts


     (i) Contracts not made in the ordinary course of business involving in excess of $50,000:

        - Employment Agreement, dated October 30, 1991, between
          Therma-Wave, Inc. and Dr. Allan Rosencwaig.

        - Employment Agreement, dated October 30, 1991, between
          Therma-Wave, Inc. and David L. Willenborg.

        - Employment Agreement, dated October 30, 1991, between
          Therma-Wave, Inc. and Lee Smith.

        - Employment Agreement, dated October 30, 1991, between
          Therma-Wave, Inc. and Jon Opsal.

        - Employment Agreement, dated October 30, 1991, between
          Therma-Wave, Inc. and Anthony W. Lin.

        - Agreement, dated as of January 25, 1996, among Toray
          Industries, Inc., Therma-Wave, Inc., Dr. Allan Rosencwaig, David L. Willenborg, Lee Smith, Anthony W. Lin, Jon Opsal and Clay Falkner.

        - Development License Agreement, dated June 16, 1992, among Therma-Wave, Inc., Therma-Wave K.K., Toray Industries,Inc. and Shimadzu Corporation.

        - New Development Agreement, dated December 22, 1995, between Therma-Wave, Inc. and Toray Industries, Inc.

        - Patent Technology Trademark License dated June 30, 1992 between TWI and TWKK.

        - Master Software License Agreement between TWI and any purchaser of its basic software packages to operate the Company's process control and inspection systems.

        - The Company has an investment advisory agreement with Antares International Partners, Inc ("Antares") pursuant to which Antares will receive a fee in connection with the closing of the transactions contemplated by the Recapitalization
          Agreement.

          See also Schedule 4(i).

See also Schedule 4(b)(ii).

        (ii) severance agreement or stay bonus or similar payment or other agreement with any employee of Company or any of its Subsidiaries entered into in contemplation of the transactions contemplated by the Agreement
              - none.

        (iii) contract for the employment of any officer or employee:

        See (i) above.

Letter Agreement dated January 14, 1993 between the Company and Steve
Westrate.

        (iv)  franchise, distributorship or sales agency agreements:

Sales Representatives                   Location
---------------------                   --------
       Domestic:

     DF Technology                     Altadena, CA
     Dick Cummings Associates          Longmont, CO
     Durham Technology Group           Austin, TX (1)
     Juntunen Northwest                West Linn, OR
     RHM                               Haverford, PA
     Smyth & Associates                Tonka Bay, MN
     Spectra Tech. Group, Inc.         Portsmouth, NH
     THT Sales Company, Inc.           Dallas, TX

       International:

     Aneric Enterprise PTE, Ltd.     Singapore/Malaysia/Thailand
     Dage Precision Ind., Ltd.       England/Wales/Scotland/Scandinavia
     Innotech Corporation            Japan (1)
     Intraco Asia Taiwan             Taiwan
     Silicon International Ltd.      Hong Kong/China
     SEKI Technitron                 Japan
     Teltec France                   France
     Teltec GmbH                     Germany
     Teltec SA                       Switzerland/Italy
     CNT International               Poland & Czech Republic

-------------------

   (1) The Company has provided notice of contract termination.

        (v) contract for the future purchase of materials, supplies, services, merchandise or equipment not capable of being fully performed or not terminable within a period of one year from the date hereof or in excess of normal operating requirements:

             The Company has ordered parts for the manufacture of its products from the following vendors with specific delivery dates more than one year out:


                Vendor                  Part
                ------                  ----

        Asyst Technologies            Indexers
        Equipe Technologies           Robot modules
        Mikroprecision Instruments    Stage Assemblies





        (vi) agreement for the sale or lease of any of its assets other than in the ordinary course of business - none

       (vii) contract or commitment for capital expenditures:

        Vendor               Product            P.O. Number      Value ($000)
        ------               -------            -----------      ------------

        Norfab Engineering   Hoist System       85190M           $1.3
        Data Net             Next workstation   85913M            5.9
        Data Net             T1 laptop          85912M            3.7
        Gateway              Notebook computer  85913M-1          4.2
        Gateway              Notebook computer  to be assigned    4.2


      (viii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar agreement with respect to any of its real or personal property - see schedule 4(m)

        (ix) lease of machinery or equipment involving annual payments in excess of $25,000:

        Metropolitan Life, dated as     Capital equipment lease
        of August 23, 1990

        Hewlett-Packard, dated as       Computer equipment lease
        of February 3, 1992

        AT&T, dated as of November      Phone equipment leases for
        27, 1995 and February 29, 1996  Orlando and Fremont facilities, respectively

        Moore Business, dated as of     Bursting equipment lease
        March 19, 1996

        Pitney Bowes, dated as of       Postage meter equipment lease
        May 4, 1995

Leases between TWKK and Toray Agency, Inc. (see list attached to this Schedule).

        (x) agreement with a labor union or labor association - none

       (xi) loan agreement, promissory note, guarantee, subordination or similar type of agreement issued by it:

            The Company has guaranteed a 500,000,000 Yen revolving line of credit with Sakura Bank for its Japanese subsidiary through March 31, 1997.

See also Schedule 1.

      (xii) stock option, retirement, severance, pension, bonus, profit sharing, group insurance, medical or other fringe benefit plan or program providing employee benefits - see "Therma-Wave Benefits Summary" on next 3 pages.

     (xiii) consulting agreement

            The Company engages various consultants who are generally paid an hourly rate. The following is a list of the current consultants:

                Jim Thomas/General Lasertronics
                Tzuchiang Alfred Huang
                Parvinder Dhillon
                Steve Journey/TaraLaur Consultants
                Ron Stephens/Colorado Designs
                Steve Johann/Intellitron
                Michael Cole1``1`
                Alice Callen

                Chuck McKee
                Optima Technologies
                Mark Land
                Richard K. Belew

                In addition, the Company utilizes temporary help from temporary agencies.

          (xiv) municipal or other governmental franchise agreements - none

           (xv) non-terminable agreements with terms greater than 6 months:

                see Schedule 4(l) and Schedule 4(i).


          (xvi) take or pay contracts - none

         (xvii) warranty agreement other than those entered into in the ordinary course of business - none

        (xviii) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $50,000, or in the case of ordinary course customer orders, in excess of $250,000

                                             P.O.
               Vendor                    Commitments
               ------                    -----------
               SBMC                         $414,998
               Pacific Precision Labs       $483,286
               Asyst                        $704,184
               Mikroprecision               $780,360
               Coynex Corp.               $1,121,770
               Equipe Technologies        $1,812,030

                TWI has entered into volume purchase agreements with three customers that contain confidentiality provisions which prohibit TWI from disclosing the terms of the agreements without the prior written consent of the customer. The revenues derived from sales of products to these customers during the fiscal year ended March 31, 1996 (Fiscal 1996) represented approximately 24% of TWI's aggregate revenues during Fiscal 1996; the revenues derived from sales of products to these customers during the first 6 months of Fiscal 1997 ended on September 30, 1996 represented approximately 10% of TWI's aggregate revenues during that 6-month period. The volume purchase agreements provide for an average discount of approximately 3% to 6% from TWI's list price. However, the comparison to list price is somewhat imprecise because special options and features requested by these customers are not always subject to discount pricing.

                See (xi) above.

                See Schedule 4(i).

                See Schedule 4(m).

                See Schedule 4(l)(v).

          (xix) contact or agreement prohibiting it from freely engaging in any business or competing anywhere in the world:

                Development License Agreement dated June 16, 1992 by and among TWI, TWKK, Toray and Shimadzu.

                New Development Agreement dated December 22, 1995 between TWI and Toray.


        The Company's suppliers, from time to time and in the ordinary course of business, advise the Company that they are discontinuing products that are purchased by the Company. In such instances, the Company has been able to find another supplier of the product or has been able to make an engineering change to incorporate a substitute part or parts.

        Also see the discussion in Schedule 4(f) regarding semiconductor industry slowdown.

4(m) Encumbrances



Assets Purchased under capital lease obligations - see Schedule 4(l)(ix).

4(n)  Restrictions

None

4(o)  Litigation


Reference is made to the matters described in Schedule 4(h) for pending litigation and one matter that involves possible infringement of patents.

4(p) Environmental


Reference is made to the Phase 1 Environmental Site Assessment Report, dated September 13, 1993, prepared by Environmental Engineering Consultants and the Phase 1 Environmental Assessment Report, dated October 8, 1996, prepared by Environ Corporation.

4(q)Collective Bargaining Agreements and Labor

None

4(r)  ERISA


     Group Life and Medical
     Group Ltd. Life and AD&D Plan
     125 Plan
     Dependent Care Reimbursement

None of the Company's Plans are multiemployer plans.

4(s)  Affiliate Transactions


          Reference is made to the agreements and transactions set forth in Schedules 4(b)(ii), 4(l)(i), 4(l)(iii), 4(l)(ix) and 4(l)(xii) above.

7(c)  Other Guaranties


Guaranty of Lease, dated May 26, 1995, by Toray Industries, Inc. in favor of Sobrato Interests.

                         AMENDMENT NO. 1 AND SUPPLEMENT
                         TO RECAPITALIZATION AGREEMENT
                         -----------------------------


          Amendment No. 1 and Supplement to Recapitalization Agreement (this "Amendment") is made and entered into as of May 16, 1997 by and among Therma-Wave, Inc., a Delaware corporation, Toray Industries, Inc., a Japanese corporation, Toray Industries (America), Inc., a New York corporation, Shimadzu Corporation, a Japanese corporation, and Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P.

          WHEREAS, the parties hereto entered into the Recapitalization Agreement on December 18, 1996 (the "Recapitalization Agreement") pursuant to which the Company will undergo a recapitalization which will result in, among other things, the Purchasers, the Sellers and certain members of the Company's management owning all of the outstanding capital stock of the Company.

          WHEREAS, the parties each desire to amend the Recapitalization Agreement on the terms and in the manner set forth in this Amendment.

          NOW, THEREFORE, for themselves and their respective successors and permitted assigns, the parties hereto agree as follows:

     Section 1. Definitions, Etc. Terms defined (directly or indirectly by reference) in the Recapitalization Agreement and used without other definition herein shall have the respective meanings herein assigned to such terms in the Recapitalization Agreement. The rules of interpretation set forth in the Recapitalization Agreement shall likewise govern this Amendment.

     Section 2.  Amendment to Preamble.

          (a) The second "whereas" clause in the Preamble to the Agreement is amended hereby by replacing the reference to "8,135,003 shares of the Common Stock" in the third line of such clause with the phrase "6,960,035.3446 shares of the Common Stock".

          (b) The fourth "whereas" clause in the Preamble of the Agreement is amended hereby as follows:

          (i) by replacing the reference to "8,490,567 shares" in the fifth line of such clause with "7,264,236 shares",

          (ii) by replacing the reference to "943,396 shares" in the sixth and seventh lines of such clause with "807,138 shares",

          (iii) by deleting the word "and" set forth in the ninth line of such clause immediately prior to "(ii) Sellers", and

          (iv) by inserting the following language into the last line of such clause immediately following the words "hereinafter set forth": "and (iii) Company will issue to certain of its executive employees an aggregate of 1,226,331 shares of Common-A Stock and 136,258 shares of Common-L Stock for an aggregate purchase price of $2,888,671.72."

     Section 3. Amendment to Section 2(a). Section 2(a) is amended hereby by replacing "$20,000,000" in the eighth line of such subsection with "$17,111,328.28."

     Section 4. Amendment to Section 2(c). Section 2(c) is amended hereby as follows by replacing the references to "8,490,567 shares" and "943,396 shares" in the fifth line of such subsection to "7,264,236 shares" and "807,138 shares", respectively.

     Section 5. Amendment to Section 7(c). Section 7(c) is hereby amended by replacing the reference to $2,500,000" in clause (i) of the second sentence thereof with "$3,500,000" and by adding the following immediately prior to the clause (x) of clause (ii) of such sentence: "(w) to provide that Company shall make a $500,000 payment to Sobrato as a prepayment of rent upon the effectiveness of such amendment."

     Section 6. Acknowledgment Regarding Termination of Subscription Obligation. The parties hereto hereby acknowledge and agree that any obligation which Toray might have had to pay approximately $1,425,000 or any other amount to Company to acquire shares of stock of Company or for any other purpose pursuant to the Key Employee Stock Agreement dated October 30, 1991 among Toray, Company and certain Key Employees of Company or pursuant to any other agreement in connection with Company's repurchase of shares from Charles Shalvoy was cancelled and terminated pursuant to the terms of the Agreement dated January 25, 1996 among Toray, Company and certain Key Employees of Company. It is further agreed that Sellers shall have no obligation whatsoever to Purchasers or Company pursuant to the Recapitalization Agreement with regard to any representations or warranties contained therein relating to any such purported obligation of Toray to make any such payments to Company.

     Section 7. Acknowledgment Regarding Additional Investor Parties. The parties hereto hereby acknowledge that each of the parties set forth on Schedule A attached hereto is a designee of the Purchasers under the Recapitalization Agreement and as such, at the closing of the Recapitalization Agreement, shall purchase from the Company Purchaser Shares in the amount and for that portion of the Company Purchase Price set forth in Schedule A hereto, and thereafter shall deliver to the Company such Purchaser Shares and receive in exchange therefor New Common Stock in the amounts set forth on Schedule A, and otherwise shall be entitled to all other rights and be subject to all other obligations of the Purchasers under the Recapitalization Agreement.

     Section 8. Acknowledgment Regarding Location of Closing. Notwithstanding the provisions of Section 10(a) of the Recapitalization Agreement, the parties acknowledge that the

Closing will take place at 10:00 A.M. on May 16, 1997 at the offices of White & Case, 1155 Avenue of the Americas, New York, New York, 10036.

     Section 9. Subsequent Transaction. Subsequent to the completion of the sale and exchange of shares contemplated by Section 2 of the Recapitalization Agreement, at the Closing, Company shall issue and deliver to Sellers 9,853 shares of Common-A Stock and 1,095 shares of Common-L Stock in exchange for 1,261 shares of Preferred Stock. The number of shares of Common-A Stock, Common-L Stock and Preferred Stock to be transferred pursuant to this Section shall be allocated 6,504, 723 and 833 to Toray, 1,242, 138 and 159 to Toray America and 2,107, 234 and 269 to Shimadzu, respectively. Company and Purchaser agree that all the relevant provisions in the Stockholders Agreement and the Company's Restated Certificate of Incorporation which prohibit the transfer of those shares shall be waived for the purpose of this particular transaction.

     Section 10. Conditions to Effectiveness. This Amendment shall take effect on a date (the "Amendment Effective Date") when each of the parties has executed a duly executed original counterpart of this Amendment.

     Section 11. Ratification, Etc. Except as expressly modified or waived hereby, each term and provision of the Recapitalization Agreement and the other agreements executed in connection therewith is hereby ratified and confirmed and shall continue in full force and effect. From and after the Amendment Effective Date, all references to the Recapitalization Agreement shall be deemed to be references to the Recapitalization Agreement as amended by this Amendment.

     Section 12. Representations and Warranties of the Company. Each of the Company, each Seller and each Purchaser hereby represents and warrants that (a) it has the requisite corporate or partnership power and authority, as the case may be, and is duly authorized, to enter into this Amendment and (b) after giving effect to this Amendment, the Recapitalization Agreement and the other documents contemplated thereby shall continue to be the valid and binding obligations of such person, enforceable against such person in accordance with their respective terms.

     Section 13. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof relating to conflict of laws.

     Section 14. Counterparts. This Amendment may be executed in any number of counterparts, which shall together constitute but one and the same instrument.

     Section 15. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                                 *     *     *

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed to take effect as of the date first hereinabove written.

                                   PURCHASER
                                   ---------

                                   BAIN CAPITAL FUND V,  L.P., a Delaware
                                   limited partnership

                                   By:   Bain Capital Partners V, L.P.
                                   Its:  General Partner


                                   By:   Bain Capital Investors V, Inc.
                                   Its:  General Partner

                                   By:   ______________________________
                                   Its:  ______________________________

                                   BAIN CAPITAL FUND V-B, L.P., a Delaware
                                   limited partnership

                                   By:   Bain Capital Partners V, L.P.
                                   Its:  General Partner

                                   By:   Bain Capital Investors V, Inc.
                                   Its:  General Partner

                                   By:   ______________________________
                                   Its:  ______________________________


                                   BCIP ASSOCIATES, a Delaware general
                                   partnership

                                   By:   ______________________________
                                         A General Partner

                                   BCIP TRUST ASSOCIATES, L.P., a Delaware
                                   limited partnership

                                   By:   ______________________________
                                         A General Partner

                                   TORAY INDUSTRIES, INC.

                                   By:   ______________________________
                                   Its:  ______________________________


                                   TORAY INDUSTRIES (AMERICA), INC.

                                   By:   ______________________________
                                   Its:  ______________________________


                                   SHIMADZU CORPORATION

                                   By:   ______________________________
                                   Its:  ______________________________



                                   THERMA-WAVE, INC.

                                   By:   ______________________________
                                   Its:  ______________________________

                                   SCHEDULE A
                                   ----------

                                                    Purchaser
                                     Investment       Shares      Class A   Class L
                                    -------------  ------------  ---------  -------

Randolph Street Partners            $  200,000.00     81,350.42     84,906    9,434

Sutter Hill Ventures,
a California limited partnership    $2,901,557.56  1,180,214.59  1,231,787  136,866

Sutter Hill Associates, L.P.        $  392,453.45    159,631.26    264,303   17,309

Wells Fargo Bank, Trustee
SHV M/P/T FBO
Paul M. Wythes                      $   54,983.89     22,364.81        ---    2,881

Wells Fargo Bank, Trustee
SHV M/P/T FBO
David L. Anderson                   $  181,708.29     73,910.23        ---    9,521

Wells Fargo Bank, Trustee
SHV M/P/T FBO
G. Leonard Baker, Jr.               $  181,708.29     73,910.23        ---    9,521

Wells Fargo Bank, Trustee
SHV M/P/T FBO
William H. Younger, Jr.             $   20,865.18      8,486.96     88,788      ---

Wells Fargo Bank, Trustee
SHV M/P/T FBO
Tench Coxe                          $  132,946.15     54,076.12     56,443    6,271

Wells Fargo Bank, Trustee
SHV M/P/T FBO
Sherryl W. Hossack                  $    2,501.36      1,017.43      1,061      118

                                      -6-